                                                                     Exhibit 4.1

                                MASTER INDENTURE

                                     between

                     GE DEALER FLOORPLAN MASTER NOTE TRUST,
                                    as Issuer

                                       and

                            WILMINGTON TRUST COMPANY,
                              as Indenture Trustee

                           Dated as of August 12, 2004

                      GE DEALER FLOORPLAN MASTER NOTE TRUST

                  Reconciliation and Tie between this Indenture
                                     and the
                     Trust Indenture Act of 1939, as amended

      TIA Section        Indenture Section
----------------------   -----------------
310(a)(1)                    6.11
   (a)(2)                    6.11
   (a)(3)                    6.10(b)
   (a)(4)                 Not Applicable
   (b)                       6.11
   (c)                    Not Applicable
311(a)                       6.13
   (b)                       6.13
312(a)                       7.1
   (b)                       7.2(b); 10.14
   (c)                       7.2(c); 10.14
313(a)                       6.14; 6.6
   (b)(1)                    6.14
   (b)(2)                    6.14
   (c)                       6.14
   (d)                       6.14
314(a)                       7.3
   (b)                       3.6; 8.8
   (c)(1)                    8.7
   (c)(2)                    8.7
   (c)(3)                    8.7
   (d)                       8.7
   (e)                       10.1
   (f)                    Not Applicable
315(a)                       6.1
   (b)                       6.5
   (c)                       6.1
   (d)                       6.7
   (e)                       5.12
316(a) (last sentence)       2.12
   (a)(1)(A)                 5.10
   (a)(1)(b)                 5.11
   (a)(2)                 Not Applicable
317(a)(1)                    5.3
   (a)(2)                    5.3
   (b)                       6.16
318(a)                       10.17
   (c)                       10.17

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE....................      2
   SECTION 1.1.   Definitions...........................................      2
   SECTION 1.2.   Other Interpretive Matters............................     25
   SECTION 1.3.   Incorporation by Reference of TIA.....................     26

ARTICLE II THE NOTES....................................................     26
   SECTION 2.1.   Form..................................................     26
   SECTION 2.2.   Execution, Authentication and Delivery................     27
   SECTION 2.3.   Temporary Notes.......................................     28
   SECTION 2.4.   Registration; Registration of Transfer and Exchange...     28
   SECTION 2.5.   Mutilated, Destroyed, Lost or Stolen Notes............     29
   SECTION 2.6.   Persons Deemed Owner..................................     30
   SECTION 2.7.   Payment of Principal and Interest; Defaulted
                  Interest..............................................     31
   SECTION 2.8.   New Issuances.........................................     32
   SECTION 2.9.   Cancellation..........................................     33
   SECTION 2.10.  Book-Entry Notes......................................     33
   SECTION 2.11.  Notices to Clearing Agency............................     34
   SECTION 2.12.  Definitive Notes......................................     34
   SECTION 2.13.  Treasury Notes........................................     35
   SECTION 2.14.  CUSIP Numbers.........................................     35
   SECTION 2.15.  Perfection Representations and Warranties.............     35
   SECTION 2.16.  Notes to Constitute Indebtedness......................     35
   SECTION 2.17.  Redemption............................................     36

ARTICLE III COVENANTS...................................................     36
   SECTION 3.1.   Payment of Principal and Interest.....................     36
   SECTION 3.2.   Maintenance of Office or Agency.......................     36
   SECTION 3.3.   Paying Agent's Obligations............................     36
   SECTION 3.4.   Existence.............................................     37
   SECTION 3.5.   Protection of the Collateral; Further Assurances......     37
   SECTION 3.6.   Opinion as to the Collateral..........................     37
   SECTION 3.7.   Performance of Obligations; Servicing of Transferred
                  Receivables...........................................     37

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   SECTION 3.8.   Taxes.................................................     40
   SECTION 3.9.   Annual Statement as to Compliance.....................     40
   SECTION 3.10.  Negative Covenants....................................     40
   SECTION 3.11.  Successor or Transferee...............................     43
   SECTION 3.12.  Notice of Early Amortization Event and Events of
                  Default...............................................     44
   SECTION 3.13.  Further Instruments and Acts..........................     44
   SECTION 3.14.  Enforcement of Related Documents......................     44

ARTICLE IV SATISFACTION AND DISCHARGE...................................     44
   SECTION 4.1.   Satisfaction and Discharge of Indenture...............     44
   SECTION 4.2.   Application of Trust Funds............................     46

ARTICLE V TRUST EARLY AMORTIZATION EVENTS, EVENTS OF DEFAULTS AND
          REMEDIES......................................................     46
   SECTION 5.1.   Trust Early Amortization Events.......................     46
   SECTION 5.2.   Events of Default.....................................     46
   SECTION 5.3.   Acceleration of Maturity and Annulment; Remedies......     47
   SECTION 5.4.   Collection of Indebtedness and Suits for Enforcement
                  by the Indenture Trustee..............................     50
   SECTION 5.5.   Limitation of Suits...................................     52
   SECTION 5.6.   Unconditional Rights of Noteholders to Receive
                  Principal and Interest................................     53
   SECTION 5.7.   Restoration of Rights and Remedies....................     53
   SECTION 5.8.   Rights and Remedies Cumulative........................     53
   SECTION 5.9.   Delay or Omission Not a Waiver........................     53
   SECTION 5.10.  Control by Noteholders................................     53
   SECTION 5.11.  Waiver of Past Defaults...............................     54
   SECTION 5.12.  Undertaking for Costs.................................     54
   SECTION 5.13.  Waiver of Stay or Extension Laws......................     54
   SECTION 5.14.  Action on Notes.......................................     54
   SECTION 5.15.  Performance and Enforcement of Certain Obligations....     55
   SECTION 5.16.  Sale of Collateral....................................     55

ARTICLE VI THE INDENTURE TRUSTEE AND THE PAYING AGENT...................     57

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   SECTION 6.1.   Duties of the Indenture Trustee.......................     57
   SECTION 6.2.   Rights of the Indenture Trustee.......................     59
   SECTION 6.3.   Individual Rights of the Indenture Trustee............     60
   SECTION 6.4.   Funds Held in Trust...................................     61
   SECTION 6.5.   Notice of Early Amortization Events or  Events or
                  Defaults..............................................     61
   SECTION 6.6.   Reports by Indenture Trustee to the Noteholders.......     61
   SECTION 6.7.   Compensation and Indemnity............................     61
   SECTION 6.8.   Resignation and Removal; Appointment of Successor.....     62
   SECTION 6.9.   Successor Indenture Trustee by Merger.................     63
   SECTION 6.10.  Appointment of Co-Trustee or Separate Trustee.........     63
   SECTION 6.11.  Eligibility; Disqualification.........................     64
   SECTION 6.12.  Acceptance by Indenture Trustee.......................     66
   SECTION 6.13.  Preferential Collection of Claims Against the Issuer..     66
   SECTION 6.14.  Reports by Indenture Trustee to Noteholders...........     66
   SECTION 6.15.  Representations and Warranties........................     66
   SECTION 6.16.  The Paying Agent......................................     67

ARTICLE VII NOTEHOLDERS LISTS AND REPORTS...............................     68
   SECTION 7.1.   The Issuer to Furnish the Indenture Trustee Names and
                  Addresses of Noteholders..............................     68
   SECTION 7.2.   Preservation of Information; Communications to
                  Noteholders...........................................     68
   SECTION 7.3.   Reports by the Issuer.................................     69
   SECTION 7.4.   List of Noteholders...................................     69

ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES.......................     70
   SECTION 8.1.   Collection of Amounts Due.............................     70
   SECTION 8.2.   Trust Accounts........................................     70
   SECTION 8.3.   Rights of Noteholders.................................     71
   SECTION 8.4.   Collections and Allocations...........................     71
   SECTION 8.5.   Shared Principal Collections..........................     73
   SECTION 8.6.   Excess Non-Principal Collections......................     74
   SECTION 8.7.   Release of Collateral.................................     74

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   SECTION 8.8.   Opinion of Counsel....................................     74

ARTICLE IX SUPPLEMENTAL INDENTURES......................................     75
   SECTION 9.1.   Supplemental Indentures Without Consent of
                  Noteholders...........................................     75
   SECTION 9.2.   Supplemental Indentures With Consent of Noteholders...     76
   SECTION 9.3.   Execution of Supplemental Indentures..................     78
   SECTION 9.4.   Effect of Supplemental Indenture......................     78
   SECTION 9.5.   Reference in Notes to Supplemental Indentures.........     78
   SECTION 9.6.   Conformity with Trust Indenture Act...................     78

ARTICLE X MISCELLANEOUS.................................................     78
   SECTION 10.1.  Compliance Certificates and Opinions, etc.............     79
   SECTION 10.2.  Form of Documents Delivered to the Indenture Trustee..     80
   SECTION 10.3.  Acts of Noteholders...................................     81
   SECTION 10.4.  Notices, etc., to the Indenture Trustee, the Issuer
                  and Rating Agencies...................................     82
   SECTION 10.5.  Notices to Noteholders; Waiver........................     83
   SECTION 10.6.  Alternate Payment and Notice Provisions...............     83
   SECTION 10.7.  Successors and Assigns................................     84
   SECTION 10.8.  Severability..........................................     84
   SECTION 10.9.  Benefits of Indenture.................................     84
   SECTION 10.10. Legal Holidays........................................     84
   SECTION 10.11. Governing Law.........................................     84
   SECTION 10.12. Counterparts..........................................     86
   SECTION 10.13. The Issuer Obligation.................................     86
   SECTION 10.14. Communication by Noteholders with Other Noteholders...     86
   SECTION 10.15. Agents of the Issuer..................................     86
   SECTION 10.16. Survival of Representations and Warranties............     86
   SECTION 10.17. Conflict with Trust Indenture Act.....................     86
   SECTION 10.18. Subordination.........................................     86
   SECTION 10.19. Title to Trust Property...............................     87

EXHIBIT A    Form of Officer's Certificate (Section 3.9)

SCHEDULE 1   Perfection Representations and Warranties (Section 2.15)

     MASTER INDENTURE, dated as of August 12, 2004, between GE DEALER FLOORPLAN MASTER NOTE TRUST, a Delaware statutory trust and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee and not in its individual capacity.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the benefit of all Noteholders, as follows:

                                 GRANTING CLAUSE

     The Issuer, as security for the Issuer's obligations under the Notes and this Indenture, hereby Grants to the Indenture Trustee on the Closing Date relating to the first Series of Notes, as the Indenture Trustee for the benefit of the Noteholders and the Indenture Trustee, a security interest in all of the Issuer's right, title and interest in, to and under the following, whether now existing or hereafter arising or acquired (collectively, the "Collateral"): (a) the Note Trust Certificate; (b) the Transferred Receivables; (c) Collections related to and all money, instruments, investment property and other property distributed or distributable in respect of (together with all earnings, dividends, distributions, income, issues, and profits relating to) the Transferred Receivables pursuant to the terms of this Indenture and any Indenture Supplement; (d) all funds, Financial Assets, Investment Property or other property on deposit from time to time in or credited to the Trust Accounts, including the proceeds thereof and income thereon; (e) all Insurance Proceeds; (f) all proceeds of derivative contracts, if any, between the Issuer or, to the extent assigned to the Issuer, the Transferor and a counterparty, as described in any Indenture Supplement; (g) all present and future claims, demands, causes and causes in action in respect of any or all of the property described in the foregoing clauses (a) through (f) and all payments on, under or in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, Trust Accounts, promissory notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of any and all of the foregoing; (h) all rights, remedies, powers, privileges and claims of the Issuer under or with respect to any Series Enhancement or any Related Document (whether arising pursuant to the terms of the related Enhancement Agreement, any Related Document or otherwise available to the Issuer at law or in equity), including the rights of the Issuer to enforce such Enhancement Agreement or any Related Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Enhancement Agreement or any Related Document to the same extent as the Issuer could but for the assignment and security interest granted to the Indenture Trustee for the benefit of the Noteholders; (i) all general intangibles relating to or arising out of any of the property described in the foregoing clauses (a) through (h); (j) all proceeds of any of the property described in the foregoing clauses (a) through
(i); and (k) all other personal property of the Issuer, of whatever kind or nature and wherever located.

     Such Grant is made in trust to the Indenture Trustee.

     The Indenture Trustee, on behalf of the Noteholders, (i) acknowledges such Grant, and (ii) accepts the trusts under this Indenture in accordance with this Indenture and agrees, subject to the terms and conditions hereof, to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders may be adequately and effectively protected.

     The Issuer shall file, and hereby authorizes the Indenture Trustee to file, a UCC financing statement with a collateral description covering all of the Issuer's personal property, wherever located, whether now existing or arising in the future.

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1. Definitions. Except as otherwise specified or as the context may otherwise require, the following capitalized terms only have the meanings set forth below for all purposes of this Indenture (including the Granting Clause of this Indenture).

     "Account" means each Initial Account and, from and after the related Addition Date, each Additional Account. The term "Account" shall not include any Removed Accounts.

     "Account Schedule" is defined in the First Tier Agreement.

     "Accounts Receivable" means, with respect to any Dealer, all amounts shown on such Dealer's records as amounts payable by a customer in respect of goods or services sold by such Dealer to such customer.

     "Accounts Receivable Business" means the extensions of credit made by an Originator to Dealers in order to finance the Accounts Receivable of such Dealers.

     "Accounts Receivable Financing Agreement" means an accounts receivable financing agreement entered into by an Originator with a Dealer in connection with the Accounts Receivable Business.

     "Act" is defined in Section 10.3(a).

     "Addition Date" is defined in the First Tier Agreement.

     "Additional Account" means an Eligible Account, which is designated pursuant to the First Tier Agreement to be included as an Account and is identified in an Account Schedule delivered to the Indenture Trustee.

     "Administration Agreement" means the Administration Agreement, dated as of August 12, 2004, between the Administrator, the Trustee and the Issuer.

     "Administrator" means GE Capital, in its capacity as Administrator under the Administration Agreement, or any other Person designated as Administrator under the Administration Agreement.

     "Adverse Effect" means, with respect to any action, that such action will
(a) result in the occurrence of an Early Amortization Event or an Event of Default or (b) materially and adversely affect the amount or timing of distributions to be made to the Noteholders of any Series or Class pursuant to the Related Documents.

     "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the securities having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person's officers, directors, joint venturers and partners. For the purposes of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     "Aggregate Principal Receivables" means, as of any date of determination, the aggregate Outstanding Balance of Principal Receivables held by the Issuer as of such date.

     "Allocation Percentage" is defined, for any Series, in the related Indenture Supplement.

     "Amortization Period" means, as to any Series or any Class within a Series, any Early Amortization Period or any period specified as an "Amortization Period," if any, in the related Indenture Supplement.

     "Asset Based Lending Business" means the extensions of credit made by an Originator to Dealers in order to provide loans based on the value of certain assets of such Dealers.

     "Asset Based Lending Financing Agreement" means an asset based lending financing agreement entered into by an Originator and a Dealer in connection with the Asset Based Lending Business.

     "Authenticating Agent" is defined in Section 2.2(e).

     "Authorized Officer" means (a) with respect to any corporation or statutory trust, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer or employee of such corporation or trustee of such statutory trust specifically authorized in resolutions of the Board of Directors of such corporation or trustee or administrator of such statutory trust to sign agreements, instruments or other documents on behalf of such corporation or statutory trust or by the governing documents or agreements of such statutory trust in connection with the transactions contemplated by the Related Documents, and (b) with respect to a limited liability company, any officer or manager of such limited liability company, provided, that any Authorized Officer of the Transferor shall be considered to be an Authorized Officer of the Issuer.

     "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.

     "Benefit Plan" means (i) an "employee benefit plan" as defined in Section 3(3) of ERISA which is subject to Title I of ERISA, (ii) a "plan" as defined in
Section 4975 of the Code, (iii) an entity whose underlying assets include plan assets of the foregoing, or (iv) a governmental plan subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

     "Book-Entry Notes" means a beneficial interest in the Notes of a particular Class, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

     "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, the State of Illinois or the State of Connecticut (or, with respect to any Series, any additional city specified by the related Indenture Supplement).

     "Certificated Security" has the meaning assigned to such term in Section 8-102 of Article 8 of the UCC.

     "Chattel Paper" has the meaning assigned thereto in Section 9-102 of
Article 9 of the UCC.

     "Class" means any class of Notes of any Series.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act that has been designated as the "Clearing Agency" for purposes of this Indenture. The initial Clearing Agency is The Depository Trust Company.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with such Clearing Agency.

     "Closing Date" means, with respect to any Series, the date specified as such in the Indenture Supplement for such Series.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     "Collateral" is defined in the Granting Clause of this Indenture.

     "Collateral Amount" is defined, with respect to any Series, in the Indenture Supplement for such Series.

     "Collateral Security" means, with respect to any Receivable, (i) the security interest, if any, granted by or on behalf of the related Dealer with respect thereto, including a security interest in the related Products, Accounts Receivable or assets, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the agreement giving rise to such Receivable or otherwise, together with all financing statements filed against a Dealer describing any collateral securing such Receivable, (iii) all guarantees, insurance and other agreements (including Floorplan Agreements and subordination agreements with other lenders) or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the agreement giving rise to such Receivable or otherwise, and (iv) all Records in respect of such Receivable.

     "Collection Account" means the account designated as such, established and owned by the Issuer and maintained in accordance with Section 8.2.

     "Collections" means, without duplication, all payments by or on behalf of Dealers received in respect of the Receivables (including proceeds from the realization upon any Collateral Security), in the form of cash, checks, wire transfers or any other form of payment. Collections of Non-Principal Receivables shall include all Recoveries. Amounts paid by Transferor pursuant to Section 2.5 of the Second Tier Agreement shall be deemed to be Principal Collections. Amounts paid by Transferor pursuant to Section 6.1(e) of the Second Tier Agreement shall be deemed to be Principal Collections to the extent that they represent the purchase price of Principal Receivables. Amounts paid by the Master Servicer pursuant to Section 2.6 of the Servicing Agreement shall be deemed to be Principal Collections. The net proceeds of the sales of participations in Receivables after such Receivables are transferred to the Issuer shall be deemed to be Principal Collections.

     "Combined Outstanding Principal Balances" means the outstanding balance of all Principal Receivables held by the Issuer plus the outstanding balance of "Principal Receivables" (as defined in the Pooling and Servicing Agreement) held by DFS Financing Trust allocable to the Note Trust Certificate.

     "Commission" means the Securities and Exchange Commission.

     "Concentration Limit Percentage" has the meaning set forth in the definition of Dealer Concentration Limit.

     "Control", with respect to any Federal Book Entry Security, means that:

     (i) the Indenture Trustee is a "participant" (as such term is defined in the Federal Book Entry Regulations) in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book Entry Security, and such Federal Reserve Bank has indicated by book entry that a Securities Entitlement to such Federal Book Entry Security has been credited to the Indenture Trustee's Securities Account maintained by such Federal Reserve Bank in such book entry system; or

     (ii) (a) the Indenture Trustee (1) is registered on the records of a Securities Intermediary as the Person having a Securities Entitlement in respect of such Federal Book Entry Security against such Securities Intermediary; or (2) has obtained the agreement, in writing, of the Securities Intermediary for such Securities Entitlement that such Securities Intermediary will comply with Entitlement Orders of the Indenture Trustee without further consent of any other Person; (b) the Securities Intermediary is a "participant" (as such term is defined in the Federal Book Entry Regulations) in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book Entry Security; and (c) such Federal

Reserve Bank has indicated by book entry that a Security Entitlement to such Federal Book Entry Security has been credited to the Securities Intermediary's Securities Account maintained by such Federal Reserve Bank in such book entry system.

     "Corporate Trust Office" means, (a) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration (facsimile no. (302) 636-4140); or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Issuer) and (b) with respect to the Trustee, as provided in the Trust Agreement.

     "Credit and Collection Policies" means the credit and collection policies adopted by the Issuer pursuant to the Credit and Collection Policies Resolution, as such credit and collection policies may be amended or modified from time to time.

     "Credit and Collection Policies Resolution" means a resolution adopted by the Issuer on or prior to the Closing Date for the first Series issued by the Issuer.

     "Custodian" means Wilmington Trust Company, as custodian under the Custody and Control Agreement, or any successor custodian under the Custody and Control Agreement.

     "Custody and Control Agreement" means the Custody and Control Agreement, dated as of August 12, 2004, among the Issuer, the Custodian and the Indenture Trustee.

     "Date of Processing" means, as to any transaction, the date on which the transaction is first recorded on the Issuer's computer file of accounts (without regard to the effective date of such recordation).

     "Dealer" means a Person engaged generally in the business of purchasing consumer or commercial products from a manufacturer or distributor thereof and holding such Products for sale or lease in the ordinary course of business or a Person engaged generally in the business of manufacturing or distributing Products for sale to Dealers in the ordinary course of business.

     "Dealer Concentration Limit" means a dollar amount calculated as a percentage (the "Concentration Limit Percentage") of the Combined Outstanding Principal Balances as of the end of each Monthly Period, subject to the following limitations:

          (a) if a Dealer is ranked first or second owing the largest amount of such Principal Receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal two and one-half percent (2.5%);

          (b) if a Dealer is ranked third or fourth owing the largest amount of such Principal Receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal two percent (2.0%);

          (c) if a Dealer is ranked fifth through seventh owing the largest amount of such Principal Receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one and three-quarters percent (1.75%);

          (d) if a Dealer is ranked eighth through eleventh owing the largest amount of such Principal Receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one and one-half percent (1.5%);

          (e) if a Dealer is ranked twelfth through sixteenth owing the largest amount of such Principal Receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one and one-quarter percent (1.25%);

          (f) if a Dealer is ranked seventeenth through twenty-sixth owing the largest amount of such Principal Receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one percent (1.0%);

          (g) if a Dealer is ranked twenty-seventh through forty-first owing the largest amount of such Principal Receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal three-quarters of one percent (0.75%); and

          (h) if a Dealer is ranked forty-second or lower owing the largest amount of such Principal Receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one-half of one percent (0.50%).

     Notwithstanding the foregoing, any percentage specified in this definition of Dealer Overconcentration Limit may, if the Rating Agency Condition is satisfied, be increased to be such larger percentage of the Combined Outstanding Principal Balances as of the end of each Monthly Period, as is stated in the notice from each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition.

     "Dealer Overconcentration" means, on any Determination Date, with respect to an Overconcentrated Dealer, the excess, if any, of (a) the portion of the Combined Outstanding Principal Balances that are owed by such Dealer, over (b) the Dealer Concentration Limit with respect to such Dealer.

     "Dealer Overconcentration Percentage" means, with respect to an Overconcentrated Dealer, a fraction, calculated as of the end of each Monthly Period, expressed as a percentage, (a) the numerator of which is the Dealer Overconcentration with respect to such Dealer, and (b) the denominator of which is the portion of the Combined Outstanding Principal Balances owed by such Dealer.

     "Debtor Relief Law" means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

     "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "Default Amount" means for any date of determination with respect to the preceding month, the result of (a) the sum, for all Accounts, of the amount of Principal Receivables (other than Ineligible Receivables, unless there is an Insolvency Event with respect to the related Originator or the Transferor) in such Accounts which became Defaulted Receivables during such month, plus (b) the amount of "Defaulted Receivables" (as defined in the Pooling and Servicing Agreement) that are allocated to the Note Trust Certificate with respect to such month.

     "Defaulted Receivable" is defined in the First Tier Agreement.

     "Definitive Notes" is defined in Section 2.10.

     "Delivery" means, when used with respect to Trust Account Property:

     (i) with respect to any such Trust Account Property that constitutes a Certificated Security, transfer of possession of such Certificated Security to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian, endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank (and, in the case of delivery to any nominee of or custodian for the Indenture Trustee, such nominee or custodian shall have acknowledged in writing that it is holding possession thereof on behalf of and for the Indenture Trustee); and

     (ii) with respect to any such Trust Account Property that constitutes an Uncertificated Security (including any investments in money market mutual funds, but excluding any Federal Book-Entry Security), satisfaction of the requirements for obtaining "control" pursuant to Section 8-106(c)(2) of Article 8 of the UCC.

     "Determination Date" means, unless otherwise specified in any Indenture Supplement with respect to the related Series, the second Business Day preceding each Payment Date.

     "DFS Financing Trust" means Distribution Financial Services Floorplan Master Trust.

     "DFS Financing Trust Termination Date" means the date on which DFS Financing Trust is terminated.

     "Early Amortization Event" means, as to any Series, (a) each event, if any, specified in the relevant Indenture Supplement as an Early Amortization Event for that Series and (b) a Trust Early Amortization Event.

     "Early Amortization Period" with respect to a Series, is defined in the related Indenture Supplement.

     "Eligible Account" is defined in the First Tier Agreement.

     "Eligible Deposit Account" means: (a) a deposit account maintained with a federal or state-chartered depository institution or trust company that is an Eligible Institution or (b) a segregated trust account maintained with the corporate trust department of a federal depository institution or state chartered depository institution that is subject to federal or state regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b) which, in the case of this clause (b), has corporate trust powers, acting in its fiduciary capacity.

     "Eligible Institution" means (a) in the case of deposit accounts or trust accounts in which deposits are held for less than thirty (30) days, an institution whose commercial paper, short-term debt obligations or other short-term deposits are rated A-1+ by S&P and, if rated by Moody's, are rated P-1 by Moody's; and (b) in the case of deposit accounts or trust accounts in which deposits are held for more than thirty (30) days, in institution whose long-term unsecured debt obligations are rated at least AA- by S&P and, if rated by Moody's, are rated at least Baa3 by Moody's.

     "Enhancement Agreement" means any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued.

     "Entitlement Order" has the meaning assigned thereto in Section 8-102(a) of
Article 8 of the UCC.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" is defined in Section 5.2.

     "Excess Allocation Series" means a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive certain excess Collections of Non-Principal Receivables, as set forth in such Indenture Supplement. If so specified in the Indenture Supplement for a Group of Series, such Series may be an Excess Allocation Series only for the Series in such Group.

     "Excess Funding Account" means the account designated as such, established and owned by the Issuer and maintained in accordance with Section 8.2.

     "Excess Non-Principal Collections" means all amounts, if any, that any Indenture Supplement designates as "Excess Non-Principal Collections."

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Federal Book-Entry Regulations" means (a) the Federal regulations listed on Appendix A to Operating Circular No. 7 issued by the Federal Reserve Banks and (b) the Federal regulations published at 25 C.F.R. Part 350.

     "Federal Book-Entry Security" means a marketable security (a) issued in electronic form by (i) the United States Government, (ii) the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Government National Mortgage Association or (iii) any direct obligation of any other agency or instrumentality of the United States Government that is fully guaranteed as to timely payment or principal and interest by the United States of America and (b) that the Federal Reserve Banks have determined is eligible to be held in an account at a Federal Reserve Bank containing securities of such type pursuant to the Federal Book-Entry Regulations.

     "Financial Asset" has the meaning assigned thereto in Section 8-102 of
Article 8 of the UCC.

     "Financing Agreement" means any Wholesale Financing Agreement or Asset Based Lending Financing Agreement.

     "First Tier Agreement" means the Receivables Sale Agreement, dated as of August 12, 2004, among the Originators and the Transferor.

     "Fitch" means Fitch, Inc., doing business as Fitch Ratings.

     "Floorplan Agreement" means an agreement entered into by an Originator and a Manufacturer establishing certain terms and conditions for the financing of such Manufacturer's Dealers by such Originator, which may include such Manufacturer's agreement, among other matters, to repurchase from, or remarket for, such Originator Products sold by such Manufacturer to any of its Dealers and financed by such Originator under a Wholesale Financing Agreement if such Originator acquires possession of such Products because of a default by such Dealer under such Wholesale Financing Agreement, whether by repossession, voluntary surrender or other circumstances.

     "Floorplan Business" means the extensions of credit made by an Originator to Dealers in order to finance Products purchased by Dealers from Manufacturers for sale or lease by such Dealers.

     "Free Equity Amount" means, on any date of determination, (a) the Note Trust Principal Balance, minus (b) the aggregate of the Collateral Amounts for all Series of Notes that are Outstanding.

     "GE Capital" means General Electric Capital Corporation, a Delaware corporation.

     "Governmental Authority" means any nation or government, any state, county, city, town, district, board, bureau, office commission, any other municipality or other political subdivision thereof (including any educational facility, utility or other Person operated thereby), and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Grant" means to create and grant a Lien pursuant to this Indenture, and other forms of the verb "to Grant" shall have correlative meanings. A Grant with respect to the Collateral or any other agreement or instrument shall include a grant of a Lien upon all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the right, upon the occurrence of a Default and declaration thereof by the party to whom such Grant is made, to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Group" means, with respect to any Series, the group of Series, if any, in which the related Indenture Supplement specifies such Series is to be included.

     "Indenture" means this Master Indenture, dated as of August 12, 2004 between the Issuer and the Indenture Trustee.

     "Indenture Servicer Default" means:

          (a) failure on the part of the Master Servicer duly to observe or perform in any material respect any covenants or agreements of the Master Servicer set forth in the Servicing Agreement which has a material adverse effect on the Noteholders, which continues unremedied for a period of sixty
     (60) days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Issuer by the Indenture Trustee; or the Master Servicer shall assign or delegate its duties under the Servicing Agreement except as permitted by the Servicing Agreement, and such assignment or delegation continues unremedied for fifteen (15) days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Issuer by the Indenture Trustee at the direction of Noteholders of more than sixty-six and two-thirds percent (66 2/3%) of the Outstanding Principal Balance of the Notes; or

          (b) any representation, warranty or certification made by the Master Servicer in the Servicing Agreement or in any certificate delivered pursuant to the Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Noteholders and which continues to be incorrect in any material respect for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Indenture Trustee at the direction of Noteholders of more than sixty-six and two-thirds percent (66 2/3%) of the Outstanding Principal Balance of the Notes.

     "Indenture Supplement" means, with respect to any Series, a supplement to this Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 2.8, and an amendment or modification to this Indenture executed pursuant to Section 9.1 or Section 9.2, and, in either case, including all amendments or modifications thereof and supplements thereto.

     "Indenture Trustee" means Wilmington Trust Company, not in its individual capacity but solely as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

     "Independent" means, with respect to any specified Person, any such Person who (a) does not have any direct financial interest, or any material indirect financial interest in any Originator, the Master Servicer, the Transferor, the Issuer, or any Affiliate of any thereof and (b) is not connected with any Originator, the Master Servicer, the Transferor, the Issuer, or any Affiliate of any thereof, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of any Originator, the Master Servicer, the Transferor, the Issuer, or any Affiliate of any thereof merely because such Person is the beneficial owner of one percent (1%) or less of any class of securities issued by any Originator, the Master Servicer, the Transferor, the Issuer or any Affiliate thereof, as the case may be.

     "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.1 made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     "Ineligible Receivables" means Receivables that are not Eligible Receivables (as such term is defined in the First Tier Agreement).

     "Initial Account" means each individual revolving credit arrangement established by an Originator with a Dealer which was identified in an Account Schedule delivered to the Indenture Trustee on or prior to the Initial Closing Date. By its execution of this Indenture, the Indenture Trustee acknowledges receipt of such Account Schedule on or prior to the Initial Closing Date.

     "Initial Closing Date" means August 12, 2004.

     "Insolvency Event" means, with respect to a specified Person: (a) the commencement by a court having jurisdiction in the premises of an involuntary action seeking: (i) a decree or order for relief in respect of such Person in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, (ii) the appointment of a custodian, receiver, liquidator, conservator, assignee, trustee, sequestrator, or other similar official of such Person or (iii) the winding up or liquidation of such Person's affairs, and notwithstanding the objection by such Person any such action shall have remained undischarged or unstayed for a period of ninety (90) consecutive days or any order or decree providing the sought after relief, remedy or other action shall have been entered; or (b) the commencement by such Person of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or an insolvent, or the consent by it to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, conservator, assignee, trustee, sequestrator, or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or such Person's failure to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

     "Instruments" has the meaning assigned thereto in Section 9-102 of Article 9 of the UCC.

     "Insurance Proceeds" with respect to an Account means any amounts received pursuant to any policy of insurance which are required to be paid to an Originator pursuant to a Wholesale

Financing Agreement, Accounts Receivable Financing Agreement or Asset Based Lending Financing Agreement.

     "Investment Company Act" means the Investment Company Act of 1940.

     "Investment Property" has the meaning assigned thereto in Section 9-102 of
Article 9 of the UCC.

     "Issuer" means GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in this Indenture and required by the TIA, each other obligor on the Notes.

     "Issuer Order" and "Issuer Request" means a written order or request, respectively, signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale, any lease or title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing), and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction); provided, however, Permitted Encumbrances shall not constitute a Lien.

     "Manufacturer" means a Person engaged generally in the business of manufacturing or distributing Products for sale or lease to Dealers in the ordinary course of business.

     "Manufacturer Concentration Limit" means a dollar amount calculated as fifteen percent (15%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period (in the case of each of the Manufacturers that is among the three (3) Manufacturers which are parties to Floorplan Agreements covering the largest portion of the Combined Outstanding Principal Balances, or ten percent (10%) of the Combined Outstanding Principal Balances on the last day of such Monthly Period (in the case of Manufacturers other than such top three (3) Manufacturers) or, in each case, if the Rating Agency Condition is satisfied, such larger percentage of the Combined Outstanding Principal Balances as is stated in the notice from each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition.

     "Manufacturer Overconcentration" means, on any Determination Date, with respect to all Accounts (as defined either herein or in the Pooling and Servicing Agreement) covered by a Floorplan Agreement with the same Manufacturer as obligor, the excess, if any, of (a) the Combined Outstanding Principal Balances in such Accounts (as defined either herein or in the Pooling and Servicing Agreement, as applicable) covered by such a Floorplan Agreement with such Manufacturer, on the last day of the Monthly Period immediately preceding such Determination Date, over (b) the Manufacturer Concentration Limit for such Manufacturer.

     "Manufacturer Overconcentration Percentage" means, with respect to an Overconcentrated Manufacturer, a fraction, calculated as of the end of each Monthly Period, expressed as a percentage, (a) the numerator of which is the Manufacturer Overconcentration with respect to such Manufacturer and (b) the denominator of which is the Combined Outstanding Principal Balances in all Accounts (as defined herein or in the Pooling and Servicing Agreement) covered by a Floorplan Agreement (as defined herein or in the Pooling and Servicing Agreement) with such Manufacturer.

     "Master Servicer" means GE Capital, in its capacity as the master servicer under the Servicing Agreement, or any other Person designated as a Successor Master Servicer pursuant to the Servicing Agreement.

     "Material Originator" means an Originator, if the aggregate amount of Principal Receivables originated by such Originator and held by the Issuer is equal to or greater than two percent (2%) (by dollar amount) of the Combined Outstanding Principal Balances; provided, that if the aggregate amount of Principal Receivables originated by an Originator and held by the Issuer is less than two percent (2%) (by dollar amount) of the Combined Outstanding Principal Balances (such Originator may be referred to as a "Less than 2% Originator"), then such Less than 2% Originator and all other Less than 2% Originators shall be treated as a single Material Originator if the sum of the aggregate amount of Principal Receivables originated by such Less than 2% Originators and held by the Issuer is equal to or greater than two percent (2%) (by dollar amount) of the Combined Outstanding Principal Balances.

     "Minimum Free Equity Amount" means, as of any date of determination, the product of (a) the Note Trust Principal Balance and (b) the highest of the Minimum Free Equity Percentages specified in the Indenture Supplements effective on the date of determination.

     "Minimum Free Equity Percentage", with respect to a Series, has the meaning specified in the related Indenture Supplement.

     "Monthly Period" means as to each Payment Date, the preceding calendar month, unless otherwise defined with respect to a Series in the related Indenture Supplement.

     "Moody's" means Moody's Investors Service, Inc.

     "New Issuance" is defined in Section 2.8(a).

     "Non-Principal Collections" means the sum of (a) Collections of interest and all other non-principal charges (including insurance service fees and handling fees) on the Receivables; (b) all Recoveries; (c) all interest and earnings on investments included in the Excess Funding Account, net of losses and investment expenses; and (d) to the extent allocable to the Note Trust Certificate, "Non-Principal Collections" (as defined in the Pooling and Servicing Agreement).

     "Non-Principal Receivables" with respect to any Account means all amounts billed to the related Dealer in respect of interest and all other non-principal charges.

     "Non-Principal Shortfalls" is defined, as to any Series, in the related Indenture Supplement.

     "Note" means one of the notes issued by the Issuer pursuant to this Indenture and an Indenture Supplement, substantially in the form attached to the related Indenture Supplement.

     "Note Depository Agreement" means an agreement among the Issuer, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency.

     "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with the Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of the Clearing Agency).

     "Note Register" has the meaning specified in Section 2.4(a).

     "Note Registrar" has the meaning specified in Section 2.4(a).

     "Note Trust Certificate" means a certificate captioned "Note Trust Certificate", representing a beneficial interest in a portion of the assets held by DFS Financing Trust.

     "Note Trust Certificate Balance" means the outstanding balance of the Note Trust Certificate, as determined pursuant to the Series 2004-NTC Supplement.

     "Note Trust Principal Balance" means, as of any time of determination falling within or relating to a Monthly Period, the sum of (a) the Aggregate Principal Receivables plus the Note Trust Certificate Balance at that time and
(b) the amount on deposit in the Excess Funding Account at that time (exclusive of any investment earnings on such amount).

     "Noteholder" means the Person in whose name a Note is registered on the Note Register or such other Person deemed to be a "Noteholder" in any related Indenture Supplement.

     "Notice of Default" is defined in Section 5.2(c).

     "Officer's Certificate" means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

     "Opinion of Counsel" means a written opinion of counsel (who may, except as otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer or an Affiliate of the Issuer), which counsel and opinion shall be reasonably acceptable to the Indenture Trustee.

     "Originator Guaranty" means the Originator Performance Guaranty dated as of August 12, 2004 made by GE Capital.

     "Originators" means the Persons from time to time party to the First Tier Agreement as "Sellers". As of the Initial Closing Date, the only Originators are GE Commercial Distribution Finance Corporation, Transamerica Commercial Finance Corporation and Brunswick Acceptance Company, LLC.

     "Other Assets" is defined in Section 10.18.

     "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

          (a) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

          (b) Notes or portions thereof the payment for which funds in the necessary amount have been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture); and

          (c) Notes in exchange for or in lieu of other Notes that have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Protected Purchaser;

provided, that in determining whether the Noteholders of the requisite Outstanding Principal Balance of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Related Document, Notes owned by the Issuer or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate thereof.

     "Outstanding Balance" means, with respect to any Principal Receivable, the outstanding amount of such Principal Receivable; provided, that the Outstanding Balance of a Defaulted Receivable shall equal zero.

     "Outstanding Principal Balance" means the aggregate principal amount of all Notes which are Outstanding at the date of determination.

     "Overconcentrated Dealer" means a Dealer, that is not a Manufacturer, with respect to which a Dealer Overconcentration exists. For the purposes of the definition of Overconcentrated Dealer, such a Dealer and all of its Affiliates that are Dealers shall be considered to be a single Dealer.

     "Overconcentrated Manufacturer" means a Manufacturer with respect to which a Manufacturer Overconcentration exists.

     "Overconcentrated Product Line" means a Product line with respect to which a Product Line Overconcentration exists.

     "Participation Agreement" is defined in the First Tier Agreement.

     "Participation Interest" is defined in the First Tier Agreement.

     "Paying Agent" means with respect to the Notes, initially the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee (except subsection (a)(4)(i) of Rule 3a-7 of the Investment Company Act) specified in Section 6.11 and is authorized by the Issuer to make the payments from the Trust Accounts, including payment of principal of or interest on the Notes on behalf of the Issuer; provided, that if the Indenture Supplement for a Series so provides, a separate or additional Paying Agent may be appointed with respect to such Series.

     "Payment Date" means, with respect to any Series, the date specified as such in the related Indenture Supplement.

     "Permitted Encumbrances" means the following: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) inchoate and unperfected workers', mechanics', suppliers' or similar Liens arising in the ordinary course of business; (c) presently existing or hereinafter created Liens in favor of, or created by, Issuer; (d) any Lien created or permitted by any Related Document; (e) any Lien created by any Participation Agreement; and (f) any security interests in Products or Accounts Receivable that are subordinate to the security interests securing the related Receivables.

     "Permitted Investments" means one or more of the following:

          (a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

          (b) repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase, on the date of acquisition, are rated A-1+ by S&P and, if rated by Moody's, are rated P-1 by Moody's;

          (c) federal funds, certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State thereof or of any United States branch or agency of a foreign commercial bank; provided, that the short-term debt obligations of such depository institution or trust company, on the date of acquisition, are rated A-1+ by S&P and, if rated by Moody's, are rated P-1 by Moody's;

          (d) commercial paper (having original maturities of not more than 30 days) which, on the date of acquisition, are rated A-1+ by S&P and, if rated by Moody's, are rated P-1 by Moody's;

          (e) securities of money market funds, which on the date of acquisition, are rated A-1+ by S&P and, if rated by Moody's, are rated P-1 by Moody's; and

          (f) any other investment permitted by each of the rating agencies as set forth in writing delivered to the Indenture Trustee; provided, that investments described in clauses (e) and (f) shall be made only if there shall have been delivered to the Indenture

     Trustee an Opinion of Counsel to the effect that making such investments will not require the Issuer to register as an investment company under the Investment Company Act.

     "Person" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust including a business trust, association, corporation, limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

     "Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2000, among CDF Financing, L.L.C. (as successor to Deutsche Floorplan Receivables, L.P.), GE Commercial Distribution Finance Corporation (formerly known as Deutsche Financial Services Corporation), and Wilmington Trust Company (as successor to The Chase Manhattan
Bank), as trustee.

     "Predecessor Note" means, with respect to any particular Note in a Series, every previous Note in such Series evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purpose of this definition, any Note in a Series authenticated and delivered under Section 2.5 in lieu of a mutilated, lost, destroyed or stolen Note in such Series shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Principal Collections" means (a) Collections under the Receivables other than Non-Principal Collections, and (b) to the extent allocable to the Note Trust Certificate, "Principal Collections" (as defined in the Pooling and Servicing Agreement). Amounts paid by an Originator pursuant to Section 2.5 of the First Tier Agreement shall be deemed to be Principal Collections. To the extent not duplicative of the preceding sentence, amounts paid by Transferor pursuant to Section 2.5 of the Second Tier Agreement shall be deemed to be Principal Collections. Amounts paid by Transferor pursuant to Section 6.1(e) of the Second Tier Agreement shall be deemed to be Principal Collections to the extent that they represent the purchase price of Principal Receivables. Amounts paid by the Master Servicer pursuant to Section 2.6 of the Servicing Agreement shall be deemed to be Principal Collections.

     "Principal Receivable" with respect to an Account means amounts shown on the Issuer's records as Receivables (other than such amounts which represent Non-Principal Receivables) payable by the related Dealer.

     "Principal Sharing Series" means a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive Shared Principal Collections.

     "Principal Shortfalls" is defined, as to any Series, in the related Indenture Supplement.

     "Principal Terms" means, with respect to any Series, the following information related thereto, not all of which will necessarily apply to each
Series: (a) the name or designation and Closing Date for such Series; (b) the initial principal amount of each Class of Notes (or method for calculating such amount) and the Collateral Amount; (c) the note interest rate for each Class of Notes of such Series (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating Collections to Noteholders of such Series; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the Series Servicing Fee Percentage;

(h) the terms of any form of Series Enhancement with respect thereto; (i) the terms, if any, on which the Notes of such Series may be exchanged for Notes of another Series, repurchased by the Transferor or remarketed to other investors;
(j) the Series Maturity Date; (k) the number of Classes of Notes of such Series and, if more than one Class, the rights and priorities of each such Class; (l) the extent to which the Notes of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global note or notes, the terms and conditions, if any, upon which such global note or notes may be exchanged, in whole or in part, for Definitive Notes, and the manner in which any interest payable on a temporary or global note will be paid); (m) whether the Notes of such Series may be issued in bearer form and any limitations imposed thereon; (n) the priority of such Series with respect to any other Series; (o) whether such Series will be part of a Group; (p) whether such Series will be a Principal Sharing Series; (q) whether such Series will be an Excess Allocation Series; (r) the applicable Payment Dates; (s) the legal final maturity date on which the rights of the Noteholders of such Series to receive payments from the Issuer will terminate; and (t) whether such Series will or may act as a paired series with another existing Series and the Series, with which it will be paired, if applicable.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Product Line Concentration Limit" means, with respect to a Product line, a dollar amount calculated as:

          (a) twenty-five percent (25%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is consumer electronics and appliances;

          (b) twenty-five percent (25%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is technology;

          (c) forty percent (40%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is marine;

          (d) thirty percent (30%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is recreational vehicles;

          (e) twenty-five percent (25%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is motorcycles;

          (f) twenty percent (20%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is music;

          (g) twenty percent (20%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is snowmobiles;

          (h) twenty-five percent (25%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is industrial equipment;

          (i) ten percent (10%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is manufactured housing;

          (j) twenty-five percent (25%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is lawn and garden;

          (k) twenty percent (20%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is accounts receivable (including purchases of accounts receivable);

          (l) twenty percent (20%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is asset based lending receivables; provided, that the amount permitted pursuant to this paragraph (l) and paragraph (k) above, when taken together, do not exceed twenty-five percent (25%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period; and

          (m) twenty percent (20%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product is in a Product line other than those listed above;

or, in the case of any of the above paragraphs of this definition, if the Rating Agency Condition is satisfied, such larger percentage of the Combined Outstanding Principal Balances as is stated in the notice from each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition.

     "Product Line Overconcentration" means, on any Determination Date, the excess, if any, of (a) the portion of the Combined Outstanding Principal Balances that represents financing for a single Product line (according to the classification system of GE Commercial Distribution Finance Corporation (with respect to Principal Receivables (as defined in the Pooling and Servicing Agreement) held by DFS Financing Trust) or GE Commercial Distribution Finance Corporation or another Originator (with respect to Principal Receivables held by the Issuer)) on the last day of the Monthly Period immediately preceding such Determination Date over (b) the Product Line Concentration Limit for such Product line.

     "Product Line Overconcentration Percentage" means, with respect to an Overconcentrated Product Line, a fraction, calculated as of the end of each Monthly Period, expressed as a percentage, (a) the numerator of which is the Product Line Overconcentration relating to Products in such Product line, and
(b) the denominator of which is the portion of the Combined Outstanding Principal Balances relating to Products in such Product line.

     "Products" means the commercial and consumer goods financed by an Originator for Dealers.

     "Protected Purchaser" has the meaning set forth in Section 8-303 of the UCC.

     "Rating Agency" means, as to each Series, the Persons, if any, specified as such in the related Indenture Supplement.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency, if any, shall have notified the Issuer that such action will not result in a reduction or withdrawal of the then current rating, if any, of any Notes that are Outstanding with respect to which it is a Rating Agency.

     "Receivable" means, with respect to an Account, all amounts payable (including interest, finance charges and other charges), and the obligation to pay such amounts, by the related Dealer from time to time in respect of advances made by an Originator to or on behalf of such Dealer in connection with the Floorplan Business, the Accounts Receivable Business, or the Asset Based Lending Business, as the case may be, together with the group of writings evidencing such amounts and the security interest created in connection therewith and all of the rights, remedies, powers and privileges thereunder (including under the related Financing Agreement); provided, that if a Participation Interest has been created in respect of such Account, whether before or after that Account has been designated as an Account, the amounts so payable by the related Dealer that are allocable to such Participation Interest shall not be part of the "Receivables" in respect of such Account. A Receivable that, prior to its transfer to the Transferor, was subject to a participation from an Originator in favor of another Originator shall be considered a Receivable.

     "Record Date" means, with respect to a Payment Date, unless otherwise specified for a Series in the Indenture Supplement for such Series, the close of business on the last Business Day of the calendar month immediately preceding such Payment Date.

     "Records" means, with respect to any Receivable, all Financing Agreements and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) relating to such Receivable and the related Dealer.

     "Recoveries" on any Determination Date means all amounts received, including Insurance Proceeds, during the Monthly Period immediately preceding such Determination Date with respect to Receivables which have previously become Defaulted Receivables.

     "Redemption Date" means, with respect to any Series, the date or dates specified as such in this Indenture or the related Indenture Supplement.

     "Redemption Price" means, with respect to any Series, the price specified as such in the Indenture Supplement.

     "Related Documents" means the First Tier Agreement, the Second Tier Agreement, the Servicing Agreement, the Administration Agreement, the Notes, the Trust Agreement, this Indenture, any Indenture Supplement, the Note Trust Certificate, the Custody and Control Agreement, the Originator Guaranty, and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with any of the foregoing. Any reference in the foregoing documents to a Related Document shall include all Annexes, Exhibits and Schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Documents as the same may be in effect at any and all times such reference becomes operative.

     "Removed Accounts" is defined in the First Tier Agreement.

     "Required Principal Balance" means, as of any date of determination, the sum of the numerators used at such date to calculate the Allocation Percentages with respect to Principal Collections for all Series outstanding on such date.

     "Responsible Officer" means:

          (a) with respect to the Issuer, any officer of the Administrator;

          (b) with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant treasurer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the applicable Related Documents, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject;

          (c) with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of the Issuer, or any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject; and

          (d) with respect to any Person other than the Issuer, the Indenture Trustee or the Trustee, an officer or employee of such Person corresponding to any officer or employee described in clause (c) above.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "S&P Condition" means, with respect to any action, that S&P shall have notified the Issuer that such action will not result in a reduction or withdrawal of S&P's then current rating, if any, of any Notes that are Outstanding with respect to which it is a Rating Agency.

     "Second Tier Agreement" means the Receivables Purchase and Contribution Agreement dated as of August 12, 2004 between the Transferor and the Issuer.

     "Securities Account" has the meaning assigned thereto in Section 8-501(a) of Article 8 of the UCC.

     "Securities Act" means the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.

     "Securities Entitlement" has the meaning assigned thereto in Section 8-102 of Article 8 of the UCC.

     "Securities Exchange Act" means the provisions of the Securities Exchange Act of 1934 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.

     "Securities Intermediary" is defined in Section 8-102 of Article 8 of the UCC.

     "Series" means any series of Notes, which may include within any such Series a Class or Classes of Notes subordinate to another such Class or Classes of Notes of the same Series.

     "Series Account" means any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders of any Series or Class, as specified in any Indenture Supplement. Each Indenture Supplement shall require that each Series Account is an Eligible Deposit Account.

     "Series Enhancement" means the rights and benefits provided to the Issuer or the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, collateral interest, spread account, reserve account, cash collateral guaranty, insurance policy, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement. The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Enhancement.

     "Series Enhancer" means the Person or Persons providing any Series Enhancement, other than (except to the extent otherwise provided with respect to any Series in the Indenture Supplement for such Series) any account or deposits therein or the Noteholders of any Series or Class which is subordinated to another Series or Class.

     "Series Maturity Date" means, with respect to any Series, the date specified as such in the Indenture Supplement for such Series.

     "Series Servicing Fee Percentage" is defined, as to any Series, in the related Indenture Supplement.

     "Series 2004-NTC Supplement" means the Series 2004-NTC Supplement, dated as of August 12, 2004, among CDF Financing, L.L.C., GE Commercial Distribution Finance Corporation, and Wilmington Trust Company, as trustee.

     "Servicer Default" is defined in Section 5.1 of the Servicing Agreement.

     "Servicing Agreement" means the Servicing Agreement dated as of August 12, 2004, between the Master Servicer and the Issuer.

     "Shared Principal Collections" means all amounts that any Indenture Supplement designates as "Shared Principal Collections."

     "STAMP" is defined is Section 2.4(d).

     "State" means any one of the 50 states of the United States of America or the District of Columbia.

     "Sub-Servicer" means any Person with whom the Master Servicer enters into a Sub-Servicing Agreement.

     "Sub-Servicing Agreement" means any written contract entered into between the Master Servicer and any Sub-Servicer relating to the servicing, administration or collection of the Transferred Receivables.

     "Subsidiary" means, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

     "Successor Master Servicer" means a successor to the initial Master Servicer as appointed under the Servicing Agreement.

     "Tax Opinion" means, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Notes of any outstanding Class with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Notes would be characterized as debt, (b) such actions will not cause the Issuer to be classified as an association (or publicly traded partnership) taxable as a corporation, (c) such action will not cause or constitute an event in which tax gain or loss would be recognized by any Noteholder and (d) and with respect to a New Issuance, unless otherwise specified in the related Indenture Supplement, the Notes of the new Series will be treated as debt.

     "TIA" or the "Trust Indenture Act" means the Trust Indenture Act of 1939, as in force on the date of this Indenture unless otherwise specifically provided.

     "Transfer Date" means the Business Day preceding each Payment Date.

     "Transferor" means CDF Funding, Inc.

     "Transferor Interest" means the interest of the Transferor or its assigns in the Issuer and the Receivables, which entitles the Transferor or its assigns to receive the various amounts specified in the Related Documents to be paid or transferred to the holder(s) of the Transferor Interest.

     "Transferor Percentage" means as to Non-Principal Receivables, Defaulted Receivables and Principal Receivables, one hundred percent (100%) less the sum of the applicable Allocation Percentages for all outstanding Series.

     "Transferred Receivable" means a Receivable that has been transferred by the Transferor to the Issuer under the Second Tier Agreement.

     "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust Account" is defined in Section 8.2.

     "Trust Account Property" means the Trust Accounts, all amounts, Financial Assets, Investment Property and other investments or other property held from time to time in or credited to any Trust Account and all proceeds of the foregoing.

     "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Issuer, dated as of August 12, 2004 between the Transferor and the Trustee.

     "Trust Early Amortization Event" is defined in Section 5.1.

     "Trust Estate" means all right, title and interest of the Issuer in and to the property and rights assigned to the Issuer pursuant to the Second Tier Agreement, all monies, investment property, instruments and other property on deposit from time to time in a Trust Account and all other property of the Issuer from time to time, including any rights of the Trustee and the Issuer pursuant to the Related Documents.

     "Trustee" means The Bank of New York (Delaware), not in its individual capacity but solely in its capacity as Trustee under the Trust Agreement, its successors in interest and any successor Trustee under the Trust Agreement.

     "Uncertificated Security" has the meaning assigned thereto in Section 8-102 of Article 8 of the UCC.

     "UCC" means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction.

     "Variable Funding Note" means any Note that is designated as a variable funding note in the related Indenture Supplement.

     "Wholesale Financing Agreement" means a wholesale financing agreement entered into by an Originator and a Dealer in order to finance Products purchased by such Dealer from a Manufacturer.

     SECTION 1.2. Other Interpretive Matters. All terms defined directly or by reference in this Indenture shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Indenture and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; and unless otherwise provided, references to any month, quarter or year refer to a calendar month, quarter or year; (b) unless defined in this Indenture or the context otherwise requires, capitalized terms used in this Indenture which are defined in the UCC shall have the meaning given such term in the UCC; (c) any reference to each rating agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Indenture (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Indenture (or the certificate or other document in which reference is made); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Indenture, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term "including" means "including without limitation"; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; and (j) references to any Person include that Person's successors and permitted assigns.

     SECTION 1.3. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following terms, where used in the TIA shall have the following meanings for the purposes hereof:

     "indenture securities" means the Notes.

     "indenture security holder" means a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Indenture Trustee.

     "obligor" on the indenture securities means the Issuer.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                                   ARTICLE II
                                    THE NOTES

     SECTION 2.1. Form. With respect to any Series, the Notes related thereto, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form of an exhibit to the Indenture Supplement for such Series, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or such Indenture Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Persons executing such Notes, as evidenced by their execution of such Notes.

     Each Note shall be dated the date of its authentication. The terms of the Notes set forth in an exhibit to the related Indenture Supplement are part of the terms of this Indenture.

     Except as otherwise specified in the related Indenture Supplement, the Notes of each Series shall be issuable only in registered form and only in minimum denominations of at least one thousand dollars ($1,000) and in integral multiples of one thousand dollars ($1,000).

     SECTION 2.2. Execution, Authentication and Delivery.

          (a) Each Note shall be executed by manual or facsimile signature on behalf of the Issuer by any of its Authorized Officers.

          (b) Notes bearing the manual or facsimile signature of an individual who was at the time of signature an Authorized Officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

          (c) No Note shall be entitled to any benefit under this Indenture or the related Indenture Supplement or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein or in the related Indenture Supplement executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          (d) From time to time when permitted hereunder, the Issuer shall execute and deliver Notes to the Indenture Trustee for authentication together with an Issuer Request to the Indenture Trustee directing the authentication and delivery of such Notes and thereupon the same shall be authenticated and delivered by the Indenture Trustee in accordance with such Issuer Request.

          (e) The Indenture Trustee may appoint one or more agents (each, an "Authenticating Agent"), reasonably acceptable to the Issuer, to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer of the Indenture Trustee, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Indenture Trustee may do so. Each reference in this Indenture to authentication by the Indenture Trustee shall include authentication by such Authenticating Agent. An Authenticating Agent shall have the same rights as any Note Registrar, Paying Agent or agent for service of notices and demands. As of the date hereof, the Indenture Trustee appoints Deutsche Bank Trust Company Americas as Authenticating Agent.

     SECTION 2.3. Temporary Notes. Pending the preparation of Definitive Notes, when permitted hereunder, the Issuer shall execute, and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Notes of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with this Indenture as the Issuer may determine, as evidenced by its execution of such Notes.

     If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture and the applicable Indenture Supplement as if they were Definitive Notes.

     SECTION 2.4. Registration; Registration of Transfer and Exchange.

          (a) The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Issuer hereby appoints Deutsche Bank Trust Company Americas as registrar (in such capacity, the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided and Deutsche Bank Trust Company Americas hereby accepts such appointment. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it cannot make such an appointment, the Issuer shall assume the duties of Note Registrar.

          If a Person other than the Indenture Trustee is appointed by the Issuer as the Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register. The Indenture Trustee shall have the right to inspect the Note Register at all reasonable times, to obtain copies thereof and to rely upon a certificate executed on behalf of the Note Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

          (b) Subject to Section 2.4(a), upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Indenture Trustee to be maintained as provided in Section 3.2, if the requirements of Section 8-401(a)(1) of the UCC are met, the Issuer shall execute, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Series and Class in any authorized denominations of a like aggregate principal amount. At the option of a Noteholder, its Notes may be exchanged for other new Notes of the same Series or Class in any authorized denominations of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(a)(1) of the UCC are met, the Issuer shall execute, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes that the Noteholder making the exchange is entitled to receive. The Indenture Trustee shall make a notation on any such new Note of the amount of principal, if any, that has been paid on such Note.

          (c) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture and the related Indenture Supplement as the Notes surrendered upon such registration of transfer or exchange.

          (d) Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Indenture Trustee duly executed by, the Noteholder thereof or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act.

          (e) By acquiring a Note (or any interest therein), each purchaser and transferee shall be deemed to represent and warrant that either (i) it is not acquiring the Note with the plan assets of a Benefit Plan or (ii) the acquisition and holding of the Note (or any interest therein), will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar law).

          (f) The registration of transfer of any Note shall be subject to the additional requirements, if any, set forth in the Indenture Supplement related to such Note.

          (g) No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer or the Indenture Trustee may require the payment by such Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.5.

          (h) If and so long as any Series of Notes are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Issuer shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city. Any reference in this Indenture to Note Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. The Indenture Trustee will enter into any appropriate agency agreement with any co-transfer agent and co-registrar not a party to this Indenture, which will implement the provisions of this Indenture that relate to such agent.

     SECTION 2.5. Mutilated, Destroyed, Lost or Stolen Notes.

          (a) If: (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by the Indenture Trustee and the Issuer to hold the Indenture Trustee and the Issuer, respectively, harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a Protected Purchaser, and provided, that the requirements of
     Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class, Series and principal amount and bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be, due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note (or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence), a Protected Purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered (or payment made) or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

          (b) Upon the issuance of any replacement Note under this Section, the Issuer or the Indenture Trustee shall require the payment by such Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

          (c) Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class and Series duly issued hereunder.

          (d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 2.6. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payment on such Note pursuant to the terms of the applicable Indenture Supplement and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

     SECTION 2.7. Payment of Principal and Interest; Defaulted Interest.

          (a) Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class, postage prepaid, to such Person's address as it appears on the Note Register on such Record Date unless otherwise specified in the applicable Indenture Supplement. However, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the above, the final installment of principal payable with respect to such Note (and except for the Redemption Price for any Note called for redemption pursuant to Section 2.17) shall be payable as provided in clause (b)(iii). The funds represented by any such checks returned undelivered shall be held in accordance with Section 6.16.

          (b) (i) The principal of each Note shall be payable in installments on each applicable Payment Date in an amount set forth in the related Indenture Supplement, for such Payment Date.

               (ii) Notwithstanding the foregoing, the entire Outstanding Principal Balance of any affected Series shall be due and payable on:
          (A) the date on which an Event of Default described in paragraph (a),
          (b) or (c) of Section 5.2 shall have occurred and be continuing with respect to such Series if the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Principal Balance of the Notes of such Series have declared the Notes to be immediately due and payable in the manner provided in Section 5.3, (B) the date on which an Event of Default described in paragraph (d) of
          Section 5.2 shall have occurred and be continuing and (C) if the Notes in any Series remain Outstanding, the Series Maturity Date for such Series.

               (iii) The Issuer shall notify the Indenture Trustee, and the Indenture Trustee shall subsequently notify the Person in whose name a
          Note is registered at the close of business on the Record Date preceding the Payment Date, of the date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed no later than the fifth day of the calendar month for such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

          (c) All reductions in the principal amount of a Note effected by payments of installments of principal made on any Payment Date shall be binding upon all

     Noteholders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. All payments on the Notes shall be made without any requirement of presentment but each Noteholder of any Note shall be deemed to agree, by its acceptance of the same, to surrender such Note at the Corporate Trust Office against payment of the final installment of principal of such Note.

     SECTION 2.8. New Issuances.

          (a) Pursuant to one or more Indenture Supplements, the Issuer may issue one or more new Series of Notes (a "New Issuance"). The Notes of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the related Indenture Supplement except, with respect to any Series or Class, as provided in the Indenture Supplement related to such Series. Interest on and principal of the Notes of each outstanding Series shall be paid as specified in the Indenture Supplement relating to such outstanding Series. If a conflict exists between the terms and provisions of this Indenture and any Indenture Supplement, the terms and provisions of the Indenture Supplement shall be controlling with respect to the related Series.

          (b) On or before the Closing Date relating to any New Issuance, the parties hereto will execute and deliver an Indenture Supplement which will specify the Principal Terms of the new Series to be issued. The terms of such Indenture Supplement may modify or amend the terms of this Indenture solely as applied to such new Series. The obligation of the Issuer to execute the Notes of any Series and of the Indenture Trustee to authenticate such Notes (other than the Series issued on or about the Initial Closing Date) and to execute and deliver the related Indenture Supplement is subject to the satisfaction of the following conditions:

               (i) on or before the fifteenth day immediately preceding the applicable Closing Date (unless a shorter period shall be acceptable to the Indenture Trustee and each applicable Rating Agency), the Issuer shall have given the Indenture Trustee and each Rating Agency notice (unless such notice requirement is otherwise waived) of such New Issuance and the Closing Date;

               (ii) the Issuer shall have delivered to the Indenture Trustee any related Indenture Supplement, in form satisfactory to the Issuer and the Indenture Trustee, executed by each party hereto;

               (iii) the Issuer shall have delivered to the Indenture Trustee any Enhancement Agreement to be entered into in connection with such New Issuance executed by the Series Enhancer;

               (iv) the Rating Agency Condition shall have been satisfied with respect to such issuance;

               (v) such New Issuance will not have an Adverse Effect as of the applicable Closing Date and after giving effect to such New Issuance, and the Transferor shall have delivered an Officer's Certificate to the effect that based upon the facts known to the officer or manager executing such Officer's Certificate, the New Issuance will not have an Adverse Effect as of the applicable Closing Date and after giving effect to such New Issuance;

               (vi) the Free Equity Amount shall not be less than the Minimum Free Equity Amount as of the applicable Closing Date after giving effect to such New Issuance;

               (vii) the Note Trust Principal Balance shall not be less than the Required Principal Balance as of the applicable Closing Date after giving effect to such New Issuance; and

               (viii) the Issuer shall have delivered to the Indenture Trustee (with a copy to each Rating Agency) a Tax Opinion, dated the Closing Date with respect to such issuance.

          (c) Upon satisfaction of the above conditions, pursuant to Section 2.2, the Issuer, shall execute and the Indenture Trustee shall, upon receipt of an Issuer Request, authenticate and deliver the Notes of such Series as provided in this Indenture and the applicable Indenture Supplement.

     SECTION 2.9. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be returned to it; provided, that such Notes have not been previously disposed of by the Indenture Trustee.

     SECTION 2.10. Book-Entry Notes. Unless otherwise provided in any related Indenture Supplement, the Notes of each Series and Class, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes to be delivered to the depository specified in such Indenture Supplement which shall be the Clearing Agency or its custodian, by or on behalf of the Issuer. The Notes of each Series and Class shall, unless otherwise provided in the related Indenture Supplement, initially be registered in the Note Register in the name of the nominee of the Clearing Agency for such Book-Entry Notes and shall be delivered to the Indenture Trustee or, pursuant to such Clearing Agency's instructions, held by the Indenture Trustee's agent as custodian for the Clearing Agency.

     Unless and until definitive fully registered Notes (the "Definitive Notes") are issued under the circumstances described in Section 2.12 or any applicable Indenture Supplement, no Note Owner shall be entitled to receive a Definitive Note representing such Note Owner's interest in such Note. Unless and until Definitive Notes have been issued to the Note Owners pursuant to Section 2.12 or any applicable Indenture Supplement:

               (i) the provisions of this Section shall be in full force and effect with respect to each such Series;

               (ii) the Issuer, the Note Registrar and the Indenture Trustee, and their officers, directors, manager, employees and agents may deal with the Clearing Agency for all purposes (including the payment of principal of and interest on the Notes of each such Series) as the authorized representative of the respective Note Owners;

               (iii) to the extent that this Section conflicts with any other provisions of this Indenture, this Section shall control with respect to each such Series;

               (iv) the rights of the respective Note Owners of each such Series shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such respective Note Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Note Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the related Notes to such Clearing Agency Participants; and

               (v) whenever this Indenture or any applicable Indenture Supplement requires or permits actions to be taken based upon instructions, directions, or the consent of Noteholders evidencing a specified percentage of the Outstanding Principal Balance of the Notes or of a particular Series or Class of Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Notes, Series or Class, as applicable, and has delivered such instructions to the Indenture Trustee.

     SECTION 2.11. Notices to Clearing Agency. Whenever a notice or other communication to any Noteholder is required under this Indenture, unless and until Definitive Notes have been issued to the related Note Owners, the Indenture Trustee or its agent shall give all such notices and communications to the Clearing Agency.

     SECTION 2.12. Definitive Notes.

          (a) If: (i) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Note Depository Agreement with respect to the Notes of a given Series, and the Issuer is unable to locate a qualified successor or (ii) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating more than fifty percent (50%) of the Outstanding Principal Balance of the Notes (or such other percentage as specified in the related Indenture Supplement) of such Series advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Note Owners of such Series, then the Clearing Agency has undertaken to notify all Note Owners of such Series and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes of such Series representing the Book-Entry Notes by the Clearing Agency, accompanied by registration and transfer instructions from the Clearing Agency for registration, the Issuer shall execute, and the Indenture Trustee shall authenticate, the Definitive Notes of such Series in accordance with the instructions of the Clearing Agency and shall recognize registered holders of such Definitive Notes as Noteholders under this Indenture. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series, all references herein to obligations imposed upon or to be performed by the Clearing Agency with respect to such Series shall be deemed to be imposed upon and performed by the Issuer, to the extent applicable with respect to such Definitive Notes, and the Issuer shall recognize the holders of the relevant Definitive Notes of such Series as Noteholders hereunder.

          (b) Definitive Notes will not be eligible for clearing or settlement through the Clearing Agency.

     SECTION 2.13. Treasury Notes. In determining whether the Noteholders of the required Outstanding Principal Balance have concurred in any direction, waiver or consent, any such Notes owned by the Issuer or an Affiliate of the Issuer shall be considered as though not Outstanding, except that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Indenture Trustee actually knows are so owned shall be so disregarded.

     SECTION 2.14. CUSIP Numbers. The Issuer in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Indenture Trustee shall indicate the "CUSIP" numbers of the Notes in notices of redemption and related materials as a convenience to Noteholders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and related materials.

     SECTION 2.15. Perfection Representations and Warranties. The parties hereto agree that the representations, warranties and covenants set forth in Schedule 1 shall be a part of this Indenture for all purposes.

     SECTION 2.16. Notes to Constitute Indebtedness. The parties hereto agree that it is their mutual intent that, for all applicable tax purposes, the Notes will constitute indebtedness. Further, each party hereto and each Noteholder (by accepting and holding a Note) hereby covenants to every other party hereto and to every other Noteholder to treat the Notes as indebtedness for all applicable tax purposes in all tax filings, reports and returns and otherwise, and further covenants that neither it nor any of its Affiliates will take, or participate in the taking of or permit to be taken, any action that is inconsistent with the treatment of the Notes as indebtedness for tax purposes. All successors and assignees of the parties hereto shall be bound by the provisions hereof.

     SECTION 2.17. Redemption. If so specified in the applicable Indenture Supplement, the Notes of each Series shall be subject to redemption in connection with exercise by the Transferor of its rights under Section 10.1 of the Trust Agreement relating to the Collateral Amount for that Series. The terms of any such redemption shall be specified in the applicable Indenture Supplement.

                                   ARTICLE III
                                    COVENANTS

     SECTION 3.1. Payment of Principal and Interest.

          (a) The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes, as specified in the Indenture Supplement related to such Notes.

          (b) The Noteholders of any Series as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable and principal payable on such Payment Date with respect to such Series as specified in the related Indenture Supplement. All payment obligations under a Note are discharged to the extent such payments are made to the Noteholder of record.

     SECTION 3.2. Maintenance of Office or Agency.

          (a) The Issuer will maintain at the corporate trust office of Deutsche Bank Trust Company Americas (on the date hereof located at 60 Wall Street, 26th Floor, MS NYC 60-2606, New York, New York 10005) an office or agency where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints Deutsche Bank Trust Company Americas at its address set forth above to serve as its agent for the foregoing purposes.

          (b) The chief executive office of the Issuer at which the Issuer maintains its records with respect to the Transferred Receivables and the transactions contemplated hereby, is currently located at the following address: 44 Old Ridgebury Road Danbury, CT 06810, Attention: Manager, Securitizations. The Issuer will not change the location of such offices or its jurisdiction of organization, as defined in the UCC, without giving the Indenture Trustee at least thirty (30) days' prior written notice thereof.

     SECTION 3.3. Paying Agent's Obligations. The Issuer will cause each Paying Agent to comply with the obligations of the Paying Agent set forth in Section 6.16.

     SECTION 3.4. Existence.

          (a) The Issuer will keep in full effect its existence, rights and franchises as a Delaware statutory trust.

          (b) The Issuer shall at all times observe and comply in all material respects with (i) all laws applicable to it, and (ii) all requisite and appropriate organizational and other formalities in the management of its business and affairs and the conduct of the transactions contemplated hereby.

     SECTION 3.5. Protection of the Collateral; Further Assurances. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such writings of further assurance and other writings, and will take such other action necessary or advisable to:

          (a) more effectively make a Grant over all or any portion of the Collateral;

          (b) maintain or preserve the Lien (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

          (c) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture and perfect the Lien contemplated hereby in favor of the Indenture Trustee;

          (d) enforce or cause the Master Servicer to enforce any of the Collateral; or

          (e) preserve and defend against the claims of all Persons and parties,
     (i) title to the Collateral (including the right to receive all payments due or to become due with respect to the Transferred Receivables) and the interests in the property included in the Collateral and (ii) the rights of the Indenture Trustee and the Noteholders with respect to such Collateral (including the right to receive all payments due or to become due with respect to the Transferred Receivables) and interests with respect to the property included in the Collateral.

The Issuer hereby designates the Indenture Trustee as its agent and attorney-in-fact to file and/or execute any financing statement, continuation statement, writing of further assurance or other writing required to be executed and/or filed to accomplish the foregoing; provided, however, that nothing in this paragraph shall obligate the Indenture Trustee to file or execute any financing statement or continuation statement or to take any other action hereunder.

     SECTION 3.6. Opinion as to the Collateral. On the Closing Date relating to the first Series of Notes, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel with respect to the filing of any financing statements as is necessary to perfect and make effective the Lien created by this Indenture and reciting the details of such action.

     SECTION 3.7. Performance of Obligations; Servicing of Transferred Receivables.

          (a) The Issuer will not take any action and will use commercially reasonable efforts not to permit any action to be taken by others that would release any Person from any material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, any applicable Indenture Supplement, or any other Related Document or such other instrument or agreement.

          (b) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, any applicable Indenture Supplement, the other Related Documents and in the instruments and agreements included in the Collateral, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by this Indenture, any applicable Indenture Supplement, and any other Related Document in accordance with and within the time periods provided for herein and therein.

          (c) The Issuer hereby covenants and agrees that it will enforce the obligations of the Master Servicer under the Servicing Agreement and if a Servicer Default shall arise from the failure of the Master Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Transferred Receivables, the Issuer shall take all reasonable actions available to it to remedy such failure; provided, however, that any Servicer Default other than a Servicer Default arising under Section 5.1(a) or Section 5.1(e) of the Servicing Agreement may be waived by the Issuer upon consent of the Noteholders of not less than sixty-six and two-thirds percent (66 2/3%) of the Outstanding Principal Balance for the Notes for all Series to which the Servicer Default relates.

          (d) The Issuer hereby covenants and agrees that it shall deliver a notice to the Master Servicer of any Servicer Default if directed to do so by the Indenture Trustee or by the Noteholders of not less than twenty-five percent (25%) of the Outstanding Principal Balance of the Notes for all Series; provided, however, with respect to any Servicer Default that does not relate to all Series, the Issuer shall deliver a notice to the Master Servicer of such Servicer Default if directed to do so by the Noteholders of twenty-five percent (25%) of the Outstanding Principal Balance of the Notes for all Series to which the Servicer Defaults relates; provided, however, that if the Master Servicer breaches its covenants in Section 2.6 of the Servicing Agreement, upon discovery by the Issuer, the Issuer shall provide prompt written notice of such breach to the Master Servicer in accordance with Section 2.6 of the Servicing Agreement. The Issuer hereby covenants and agrees that it shall: (i) upon the occurrence of a Servicer Default set forth in Section 5.1(e) of the Servicing Agreement, promptly exercise its rights to terminate the Master Servicer pursuant to Section
     5.1 of the Servicing Agreement and (ii) prior to exercising its rights to terminate the Master Servicer pursuant to Section 5.1 of the Servicing Agreement due to the occurrence of a Servicer Default set forth in Section 5.1(a), Section 5.1(b), Section 5.1(c) or Section 5.1(d) of the Servicing Agreement, obtain the consent of the Noteholders representing not less than fifty percent (50%) of the Outstanding Principal Balance of each affected Series of Notes. Within thirty (30) days after the giving of notice of termination to the Master Servicer of the

     Master Servicer's rights and powers pursuant to Section 5.1 of the Servicing Agreement, the Issuer shall appoint a Successor Master Servicer, such appointment to be reflected by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Master Servicer has not been appointed and accepted its appointment at the time when the previous Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Master Servicer, subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Servicing Agreement, provided, however, that the Indenture Trustee shall not be liable for any actions of any Servicer prior to the Indenture Trustee's appointment as Successor Master Servicer. Notwithstanding the preceding sentence, the Indenture Trustee shall, if it is legally unable to so act or if the Noteholders representing a majority of the Outstanding Principal Balance of all Series so request in writing to the Indenture Trustee, appoint, or petition a court of competent jurisdiction to appoint, any institution established in servicing receivables substantially similar to the Transferred Receivables as the successor to the Master Servicer under the Servicing Agreement in the assumption of the responsibilities, duties or liabilities of the Master Servicer under the Servicing Agreement. The Indenture Trustee may resign as the Master Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a Successor Master Servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Master Servicer under the Servicing Agreement. Any Successor Master Servicer other than the Indenture Trustee shall: (i) be an established financial institution having a net worth of not less than five hundred million dollars ($500,000,000) and whose regular business includes the servicing of receivables and (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Servicing Agreement applicable to the Master Servicer. If within 30 days after the delivery of the notice of termination of the Master Servicer's rights and powers referred to above, the Issuer shall not have obtained such a Successor Master Servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Master Servicer. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such Successor Master Servicer as it and such Successor Master Servicer shall agree, subject to the limitations set forth below and in the Servicing Agreement, and in accordance with Section 6.2 of the Servicing Agreement, the Issuer shall enter into an agreement with such Successor Master Servicer for the servicing of the Transferred Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the previous Servicer's duties as servicer of the Transferred Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI shall be inapplicable to the Indenture Trustee in its duties as the Successor Master Servicer and the servicing of the Transferred Receivables. In case the Indenture Trustee shall become the Successor Master Servicer under the Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its Affiliates; provided, that it shall be fully liable for the actions and omissions of such Affiliate in its capacity as Successor Master Servicer.

          (e) Upon any termination of the Master Servicer's rights and powers pursuant to the Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee. As soon as a Successor Master Servicer is appointed, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Master Servicer.

          (f) The Issuer shall provide to the Indenture Trustee or its respective designees access to the documentation regarding the Accounts and the Transferred Receivables in such cases where the Indenture Trustee or such designee is required in connection with the enforcement of the rights of the Indenture Trustee, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Issuer's normal security and confidentiality procedures and
     (iv) at offices designated by the Issuer. Nothing in this section shall derogate from the obligation of any Person to observe any applicable law prohibiting disclosure of information regarding the Dealers, and the failure of the Issuer to provide access as provided in this section as a result of such obligation shall not constitute a breach of this Section.

          (g) Upon a merger or consolidation of (x) the Master Servicer or (y) an Originator, the Issuer shall provide prompt written notice to the Rating Agencies and, in the case of clause (x), if the Master Servicer is no longer GE Capital, or, in the case of clause (y), if such Originator merges or consolidates with a Person other than another Orginator, the Issuer shall cause the Rating Agency Condition to be satisfied.

     SECTION 3.8. Taxes. The Issuer shall contest or pay all taxes when due and payable or levied against its assets, properties or income, including any property that is part of the Collateral.

     SECTION 3.9. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the first fiscal year of the Issuer ending after 2004), an Officer's Certificate, substantially in the form of Exhibit A, stating that:

               (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under the supervision of the Authorized Officer signing such Officer's Certificate; and

               (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     SECTION 3.10. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

          (a) sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral, except as expressly permitted by this Indenture, any Indenture Supplement, or any other Related Document;

          (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable State law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

          (c) engage in any business or activity other than in connection with, or relating to, the financing, purchasing, owning, selling and servicing of, the Transferred Receivables and the interests in the property constituting the Collateral, the issuance of the Notes, and the specific transactions contemplated by the Related Documents and activities incidental thereto;

          (d) issue, incur, assume, or allow to remain outstanding any indebtedness, or guaranty any indebtedness or otherwise become liable, directly or indirectly for any indebtedness of any Person, other than the Notes, except as contemplated by this Indenture and the other Related Documents;

          (e) (i) seek dissolution or liquidation or wind up its affairs in whole or in part, or reorganize its business or affairs, or (ii) amend the Trust Agreement in a manner that would be adverse in any material respect to the Noteholders;

          (f) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, impaired, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture, except as may be expressly permitted hereby, (ii) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or (iii) permit the Lien of this Indenture not to constitute a valid first priority (other than with respect to any tax lien, mechanics' lien or other lien not considered a Lien) "security interest" (as such term is defined in Section 1-201 of Article 1 of the UCC) in the Collateral;

          (g) make any loan or advance to any Affiliate of the Issuer or to any other Person;

          (h) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty);

          (i) directly or indirectly: (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose or (iv) make payments to or from the Collection Account, in each case, except in accordance with this Indenture and the Related Documents;

          (j) consolidate or merge with or into any other Person or (unless expressly permitted by this Indenture, the Second Tier Agreement, the Servicing Agreement or an Indenture Supplement) convey or transfer any of its properties or assets or its business, including those included in the Collateral, to any Person unless:

               (i) such Person shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State,

               (ii) such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein,

               (iii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

               (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction;

               (v) the Issuer shall have received a Tax Opinion (and shall have delivered copies thereof to the Indenture Trustee);

               (vi) such Person is not required to be registered as an "investment company" under the Investment Company Act;

               (vii) in the case of a sale of the Issuer's business, such Person expressly agrees by an indenture supplement hereto that (A) all right, title and interest so conveyed or transferred by the Issuer will be subject and subordinate to the rights of the Noteholders, (B) such Person will make all filings with the Commission required by the Securities Exchange Act in connection with the Notes and (c) such Person expressly agrees to indemnify the Indenture Trustee for any loss, liability or expense arising under the Indenture and the Notes;

               (viii) any action that is necessary to maintain the Lien created by this Indenture and the priority thereof shall have been taken; and

               (ix) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger or such conveyance or transfer, as the case may be, and such supplemental indenture comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing, if any, required by the Securities Exchange Act) and the supplemental indenture is duly authorized, executed and delivered and is enforceable subject to applicable bankruptcy, insolvency, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the rights of creditors generally and subject to legal and equitable limitations on the enforcement of specified remedies;

          (k) amend the Second Tier Agreement or the Servicing Agreement or consent to any amendment of the First Tier Agreement unless (A) (I) the amendment (x) is being entered into to cure any ambiguity or correct or supplement any provision of or to add any provisions concerning matters or questions raised under the Second Tier Agreement, the Servicing Agreement or the First Tier Agreement and (y) does not materially adversely affect the interest of the Noteholders, (II) the Transferor has delivered an Officer's Certificate to the Issuer certifying the amendment will not result in an Adverse Effect, or (B) the Rating Agency Condition is satisfied and the amendment is being entered into to add, modify or eliminate provisions necessary or advisable in order to avoid the imposition of state or local income or franchise taxes on the Issuer's property or its income, or (C) the Issuer obtains the consent of Noteholders representing more than sixty-six and two-thirds percent
     (66 2/3%) of Outstanding Principal Balance of each Series affected by the amendment for which the Transferor has not delivered an Officer's Certificate required under clause (A). Notwithstanding the foregoing, the Issuer will not enter into any amendment of the Second Tier Agreement or the Servicing Agreement or consent to any amendment of the First Tier Agreement (A) if the amendment (i) reduces the amount of, or delays the timing of distributions to the Noteholders of any Series (provided, however, changes in Early Amortization Events or Events of Default that decrease the likelihood of the occurrence of those events will not be considered reductions in the amount of or delays in the timing of distributions or deposits of amounts to be distributed or the amount available under any Enhancement Agreement), in each case without the consent of each affected Noteholder, (ii) changes the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder or (iii) would reasonably be expected to adversely affect the ratings of any Series or Class then maintained by any Rating Agency, without the consent of the Noteholders representing more than sixty-six and two-thirds percent (66 2/3%) of the Outstanding Principal Balance of each affected Series or Class and (B) without providing notice to the Rating Agencies as to such amendment; or

          (l) consent to the removal of Accounts under the Second Tier Agreement unless it reasonably believes such removal will not cause an Early Amortization Event.

     SECTION 3.11. Successor or Transferee.

          (a) Upon any consolidation or merger of the Issuer in accordance with
     Section 3.10(j), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of and have every obligation of, the Issuer under this Indenture with the same effect as if such Person had been named as the original Issuer.

          (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(j), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that the Issuer is to be so released.

     SECTION 3.12. Notice of Early Amortization Event and Events of Default.

          (a) The Issuer shall give the Indenture Trustee and the Rating Agencies written notice of each Early Amortization Event, each Event of Default and each Servicer Default (and, in the case of a Servicer Default, shall specify in such notice the action, if any, the Issuer is taking with respect to such Servicer Default), in each case within five (5) Business Days after an Authorized Officer of the Issuer obtains actual knowledge of such Early Amortization Event, Event of Default or Servicer Default.

          (b) The Issuer shall deliver to the Indenture Trustee, within five (5) Business Days after an Authorized Officer of the Issuer obtains actual knowledge thereof, written notice in the form of an Officer's Certificate of any event that, with the giving of notice or the lapse of time or both, would become an Early Amortization Event or an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

     SECTION 3.13. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the provisions of this Indenture.

     SECTION 3.14. Enforcement of Related Documents. With respect to any Related Document to which it is a party, the Issuer will enforce the obligations of the other parties to such Related Documents.

                                   ARTICLE IV
                           SATISFACTION AND DISCHARGE

     SECTION 4.1. Satisfaction and Discharge of Indenture.

          (a) This Indenture shall cease to be of further effect except as to:
     (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Section 3.2, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:


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

               (A)  either:

                    (1) all Notes theretofore authenticated and delivered (other than: (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (ii) Notes for whose payment funds have theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 6.16) have been delivered to the Indenture Trustee for cancellation; or

                    (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation:

                         (i)  have become due and payable,

                         (ii) will become due and payable on the Series Maturity
                              Date therefor within one year, or

                         (iii) are to be called for redemption within one year
                              under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee on behalf, and at the expense, of the Issuer;

                    and the Issuer, in the case of clause (2)(i), (ii) or (iii), has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Series Maturity Date for such Class or Series of Notes or the Redemption Date (if Notes shall have been called for redemption pursuant to the related Indenture Supplement), as the case may be;

               (B) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

               (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 10.1(a) and, subject to Section 10.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been met.

          At such time, the Indenture Trustee shall deliver to the Issuer or, upon an Issuer Order, its assignee, all cash, securities and other property held by it as part of the

     Collateral other than funds deposited with the Indenture Trustee pursuant to Section 4.1(a)(A)(2) for the payment and discharge of the Notes.

          (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Indenture Trustee under Section 6.7, and if funds shall have been deposited with the Indenture Trustee pursuant to Section 4.1(a)(A)(2), the obligations of the Indenture Trustee under Sections 4.2 and 6.7 (in its capacity as Paying Agent) shall survive.

     SECTION 4.2. Application of Trust Funds. All funds deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes, this Indenture and the applicable Indenture Supplement, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes for the payment or redemption of which such funds have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such funds need not be segregated from other funds except to the extent required herein or as required by law.

                                    ARTICLE V
        TRUST EARLY AMORTIZATION EVENTS, EVENTS OF DEFAULTS AND REMEDIES

     SECTION 5.1. Trust Early Amortization Events. If any one of the following events (each, a "Trust Early Amortization Event") shall occur:

          (a) the occurrence of an Insolvency Event with respect to CDF Floorplan Receivables, L.P., CDF Financing, L.L.C., a Material Originator or the Transferor;

          (b) a Material Originator shall become unable for any reason to transfer Receivables to the Transferor pursuant to the First Tier Agreement or the Transferor shall become unable for any reason to transfer Receivables to the Issuer pursuant to the Second Tier Agreement; or

          (c) the Issuer or DFS Financing Trust shall be required to register as an "investment company" within the meaning of the Investment Company Act;

then an Early Amortization Event with respect to all Series of Notes shall occur without any notice or other action on the part of the Indenture Trustee or the Noteholders immediately upon the occurrence of such event.

     Upon the occurrence of an Early Amortization Event, payment on the Notes of each Series will be made in accordance with the terms of the related Indenture Supplement.

     SECTION 5.2. Events of Default. "Event of Default," wherever used herein, means, with respect to any Series, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or Governmental Authority):

          (a) default in the payment of any interest on any Note of that Series when the same becomes due and payable, and such default shall continue for a period of thirty-five (35) days;

          (b) default in the payment of the principal of any Note of that Series, if and to the extent not previously paid, when the same becomes due and payable on its Series Maturity Date;

          (c) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture in respect of the Notes of such Series (other than a covenant or agreement a default in the observance or performance of which is elsewhere in this Section specifically dealt with) (all such covenants and agreements in the Indenture which are not expressly stated to be for the benefit of a particular Series being deemed to be in respect of the Notes of all Series for this purpose) and (i) such default shall continue or not be cured for a period of sixty (60) days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders of at least twenty-five percent (25%) of the Outstanding Principal Balance of the Notes of such Series, a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, and (ii) as a result of such default, the interests of such Noteholders are materially and adversely affected and continue to be materially and adversely affected during such sixty (60) day period;

          (d) the occurrence of an Insolvency Event with respect to the Issuer;
     or

          (e) any additional events specified as Events of Default in the Indenture Supplement related to such Series.

     SECTION 5.3. Acceleration of Maturity and Annulment; Remedies.

          (a) If an Event of Default shall have occurred and be continuing with respect to any Series, and the Notes of such Series have been accelerated pursuant to Section 5.3(b) or Section 5.3(c), the Indenture Trustee may do one or more of the following:

               (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes of the affected Series or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

               (ii) take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders of the affected Series;

               (iii) cause the Issuer to sell randomly selected Receivables (or interests therein) in an amount equal to the Collateral Amount of the accelerated Series in accordance with Section 5.16;

     provided, however, that the Indenture Trustee may not exercise the remedy described in subparagraph (iii) above unless (A) (1) the Noteholders representing one hundred percent (100%) of the Outstanding Principal Balance of the Notes of the affected Series consent in writing thereto, (2) the Indenture Trustee determines that any proceeds of such exercise distributable to the Noteholders of the affected Series are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest and is directed to exercise this remedy by Noteholders representing more than fifty percent (50%) of the Outstanding Principal Balance of the Notes of such Series, or (3) the Indenture Trustee determines that the Collateral may not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Noteholders representing at least sixty-six and two-thirds percent (66 2/3%) of the Outstanding Principal Balance of the Notes of each Class of such Series for such sale of Receivables (or interests therein) and (B) the Indenture Trustee has been provided with an Opinion of Counsel to the effect that the exercise of such remedy complies with applicable federal and state securities laws. In determining such sufficiency or insufficiency with respect to clauses
     (A)(2) and (A)(3), the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

               (b) If an Event of Default described in paragraph (a), (b) or (c) of Section 5.2 should occur and be continuing with respect to a Series, then the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Principal Balance of the Notes of such Series may declare all the Notes of such Series to be immediately due and payable, by a notice in writing to the Issuer, and upon any such declaration the Outstanding Principal Balance of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable;

          (c) If an Event of Default described in paragraph (d) of Section 5.2 should occur and be continuing, then the unpaid principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall automatically become due and payable.

          (d) At any time after a declaration of acceleration of maturity of an affected Series has been made and before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Noteholders of Notes representing not less than a majority of the Outstanding Principal Balance of such Series, by written notice to the Issuer and the Indenture Trustee may rescind and annul such declaration and its consequences if:

               (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                    (A) all payments of principal of and interest on all Notes of such Series and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                    (B) all sums paid or advanced by the Indenture Trustee
               hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, and all other amounts due to the Indenture Trustee pursuant to Section 6.7; and

               (ii) all Events of Default in respect of such Series, other than the nonpayment of the principal or interest of the Notes that have become due solely by such acceleration, have been cured or waived as provided in Section 5.11.

          No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

          (e) If the Indenture Trustee collects any money or property pursuant to this Article V following the acceleration of the Notes of the affected Series pursuant to this Section 5.3 (so long as such a declaration shall not have been rescinded or annulled), it shall pay out the money or property in the following order:

          FIRST: to the Indenture Trustee, the Note Registrar, the Paying Agent and the Authenticating Agent for amounts due pursuant to
                  Section 6.7 and to the Trustee for amounts due pursuant to
                  Article VII of the Trust Agreement; and

          SECOND: unless otherwise specified in the related Indenture
                  Supplement, for application and payment in accordance with the related Indenture Supplement with such amounts being deemed to be Principal Collections and Non-Principal Collections in the same proportion as (x) the Outstanding Principal Balance of the Notes bears to (y) the sum of the accrued and unpaid interest on the Notes and other fees and expenses payable in connection therewith under the applicable Indenture Supplement, including the amounts payable under any Series Enhancements with respect to such Series.

          (f) The Indenture Trustee may, upon notification to the Issuer, fix a record date and payment date for any payment to Noteholders of the affected Series pursuant to this Section. At least fifteen (15) days before such record date, the Indenture Trustee shall mail or send by facsimile, at the expense of the Issuer, to each such Noteholder a notice that states the record date, the payment date and the amount to be paid.

          (g) In addition to the application of money or property referred to in
     Section 5.16 for an accelerated Series, amounts then held in the Collection Account, Excess Funding

     Account or any Series Accounts for such Series and any amounts available under the Series Enhancement for such Series shall be used to make payments to the Noteholders of such Series and the Series Enhancement Provider for such Series in accordance with the terms of this Indenture, the related Indenture Supplement and the Series Enhancement for such Series. Following the sale of any Principal Receivables and related Non-Principal Receivables pursuant to Section 5.16 (or interests therein) for a Series and the application of the proceeds of such sale to such Series and the application of the amounts then held in the Collection Account, the Excess Funding Account and any Series Accounts for such Series as are allocated to such Series and any amounts available under the Series Enhancement for such Series, such Series shall no longer be entitled to any allocation of Collections or other property constituting the Collateral under this Indenture.

          (h) Each of the Indenture Trustee and each Noteholder by its acceptance of a Note covenants that: (i) it will not directly or indirectly institute or cause to be instituted against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law unless Noteholders of not less than sixty-six and two-thirds percent (66 2/3%) of the Outstanding Principal Amount of each Class of each Series have approved such filing; and (ii) it will not directly or indirectly institute or cause to be instituted against DFS Financing Trust or the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law in any instance; provided, that the foregoing shall not in anyway limit a Noteholder's rights to pursue any other creditor rights or remedies that such Noteholder may have for claims against the Issuer.

          (i) The remedies provided in this Section are the exclusive remedies provided to the Noteholders with respect to the Collateral and each of the Noteholders (by their acceptance of their respective interests in the Notes) and the Indenture Trustee hereby expressly waive any other remedy that might have been available under the applicable UCC.

     SECTION 5.4. Collection of Indebtedness and Suits for Enforcement by the Indenture Trustee.

          (a) In case (i) there shall be pending, relative to the Issuer or any Person having or claiming an ownership interest in the Collateral, Proceedings under any Debtor Relief Law, or (ii) a receiver, assignee, trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other Person, or (iii) of any other comparable judicial Proceedings relative to the Issuer, or to the creditors or property of the Issuer, then the Indenture Trustee (irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to this Section), shall be entitled and empowered to, and at the written direction of the requisite Noteholders pursuant to Section 5.10 shall, by intervention in such Proceedings or otherwise:

               (A) file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes of such Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor the Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith, and all other amounts due to the Indenture Trustee pursuant to Section 6.7) and of the Noteholders of such Series allowed in such Proceedings;

               (B) participate as a member, voting or otherwise, of any official committee of creditors appointed in any such matter.

               (C) unless prohibited by applicable law or regulations, vote on behalf of the Noteholders of such Series in any election of a trustee, a standby trustee or any Person performing similar functions in any such Proceedings;

               (D) collect and receive any amounts or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders of such Series and of the Indenture Trustee on their behalf; and

               (E) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders of such Series allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;

     and any trustee, receiver, liquidator, assignee, custodian, sequestrator or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, willful misconduct or bad faith, and all other amounts due to the Indenture Trustee pursuant to Section 6.7.

          (b) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.


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

          (c) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders of the affected Series as provided herein.

          (d) In any Proceedings brought by the Indenture Trustee (and also any Proceedings to which the Indenture Trustee is a party involving the interpretation of any provision of this Indenture), the Indenture Trustee shall be held to represent all the Noteholders of the affected Series, and it shall not be necessary to make any such Noteholder a party to any such Proceedings.

     SECTION 5.5. Limitation of Suits. No Noteholder shall have any right to institute any Proceeding, with respect to this Indenture or any Indenture Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder or thereunder, unless:

               (i) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

               (ii) the Noteholder(s) of not less than twenty-five percent (25%) of the Outstanding Principal Balance of the Notes of each affected Series have made written request to the Indenture Trustee to institute such Proceeding in its own name as the Indenture Trustee hereunder;

               (iii) such Noteholder or Noteholders has offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

               (iv) the Indenture Trustee for sixty (60) days after its receipt of such request and offer of indemnity has failed to institute such Proceeding; and

               (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Noteholders of more than fifty percent (50%) of the Outstanding Principal Balance of the Notes of each affected Series;

it being understood and intended that no one or more Noteholder(s) of the affected Series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder of such Series or to obtain or to seek to obtain priority or preference over any other Noteholder(s) of such Series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the other Noteholders of the same Series. Nothing in this Section 5.5 shall be construed as limiting the rights of otherwise qualified Noteholders to petition a court for the removal of an Indenture Trustee pursuant to Section 6.8.


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

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders of an affected Series, each representing less than fifty percent (50%) of the Outstanding Principal Balance of the Notes of such Series, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     SECTION 5.6. Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in the applicable Indenture Supplement (or, in the case of redemption, on or after the applicable Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

     SECTION 5.7. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     SECTION 5.8. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes in Section 2.5(d) and as provided in Section 5.3(i), no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.9. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

     SECTION 5.10. Control by Noteholders. Upon the occurrence and continuation of an Event of Default, except as otherwise expressly provided in this Indenture or any Indenture Supplement, the Noteholders of not less than a majority of the Outstanding Principal Balance of the Notes of any affected Series shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to such Series; provided, that such direction shall not be in conflict with any rule of law or with this Indenture; provided, further, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might subject it to liability for which it is not indemnified to its satisfaction or might materially adversely affect the rights of any Noteholder(s) of an affected Series not consenting to such action. The Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

     SECTION 5.11. Waiver of Past Defaults. Prior to the acceleration of the maturity of any Series of Notes pursuant to Section 5.3, and subject to Section 5.3(b), the Noteholders of not less than a majority of the Outstanding Principal Balance of the Notes of the affected Series (or with respect to any Series with two or more Classes, each Class) may waive any past Event of Default with respect to such Series and its consequences except an Event of Default: (a) in payment of principal of or interest on any of the Notes of such Series or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Noteholder of such Series. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders of the affected Series shall be restored to their former positions and rights hereunder, respectively.

     Upon any such waiver, such Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     SECTION 5.12. Undertaking for Costs. All parties to this Indenture agree (and each Noteholder by such Noteholder's acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to: (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder(s) holding in the aggregate more than ten percent (10%) of the Outstanding Principal Balance of the Notes of the affected Series or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Notes and the related Indenture Supplement (or, in the case of redemption, on or after the applicable Redemption
Date).

     SECTION 5.13. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may adversely affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 5.14. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien created by this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral. Any funds or other property collected by the Indenture Trustee shall be applied in accordance with the applicable Indenture Supplement.

     SECTION 5.15. Performance and Enforcement of Certain Obligations. Promptly following a request from the Indenture Trustee to do so and at the Issuer's expense, the Issuer shall take all such lawful action to compel or secure the performance and observance by the Master Servicer of its obligations to the Issuer under or in connection with the Servicing Agreement or by the Transferor of its obligations to the Issuer under or in connection with the Transfer Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Servicing Agreement (or under or in connection with the Transfer Agreement), in each case to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Master Servicer or the Transferor thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Master Servicer or the Transferor of each of their obligations under the Servicing Agreement or the Transfer Agreement.

     SECTION 5.16. Sale of Collateral.

          (a) The power to effect any sale of any portion of the Collateral described pursuant to Section 5.3 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until Collateral in an amount up to the Collateral Amount of the affected Series shall have been sold or all amounts due to the Noteholders of the affected Series under this Indenture and the applicable Indenture Supplement have been paid in full. The Indenture Trustee may from time to time, upon directions in accordance with Section 5.10, postpone any public sale by public announcement made at the time and place of such sale. For any public sale of Collateral, the Indenture Trustee shall have provided each Noteholder of the affected Series with notice of such sale at least two (2) weeks in advance of such sale, which notice shall specify the date, time and location of such sale.

          (b) To the extent permitted by applicable law, the Indenture Trustee shall not sell Collateral, or any portion thereof, to a third party in any private sale unless:

               (i) the Noteholders of not less than sixty-six and two-thirds percent (66 2/3%) of the then Outstanding Principal Balance of the Notes of the affected Series consent to or direct the Indenture Trustee in writing to make such sale; or

               (ii) the proceeds of such sale would be not less than the sum of all amounts due to the Noteholders of the affected Series under this Indenture and the Indenture Supplement related to such Series.

          The foregoing provisions shall not preclude or limit the ability of the Indenture Trustee to purchase all or any portion of the Collateral at a private sale.

          (c) In connection with a sale of all or any portion of the Collateral:

               (i) any one or more Noteholders (other than the Transferor and its Affiliates) may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and any Noteholder of the affected Series may, in paying the purchase price therefor, deliver in lieu of cash any Outstanding Notes of such Series or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Notes of the affected Series, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Noteholders of such Series after being appropriately stamped to show such partial payment;

               (ii) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale;

               (iii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring, without representation, warranty or recourse, any portion of the Collateral in connection with a sale thereof; and

               (iv) no purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

          (d) The method, manner, time, place and terms of any sale of all or any portion of the Collateral shall be commercially reasonable.

          (e) The provisions of this Section 5.16 shall not be construed to restrict the ability of the Indenture Trustee to exercise any rights and powers against the Issuer or all or a portion of the Collateral that are vested in the Indenture Trustee by this Indenture, including the power of the Indenture Trustee to proceed against the Collateral subject to the Lien of this Indenture and to institute judicial proceedings for the collection of any deficiency remaining thereafter.

          (f) The purchase price received by the Indenture Trustee in respect of any sale made in accordance with this Section 5.16 shall be deemed conclusive and binding on the parties hereto and the Noteholders and the proceeds of such sale shall be applied in accordance with Section 8.4.


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

                                   ARTICLE VI
                   THE INDENTURE TRUSTEE AND THE PAYING AGENT

     SECTION 6.1. Duties of the Indenture Trustee.

          (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise of such rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Indenture Trustee:

               (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

               (ii) in the absence of bad faith or negligence on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions that are specifically required to be furnished to the Indenture Trustee pursuant to any provision of this Indenture or any Indenture Supplement, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the applicable Indenture Supplement.

          (c) If an Event of Default has occurred and is continuing and a Responsible Officer of the Indenture Trustee shall have actual knowledge of such Event of Default, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in the exercise of such rights and powers, as a prudent person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (d) The Indenture Trustee shall notify each Rating Agency (i) of any change in any rating of the Notes by any other Rating Agency of which a Responsible Officer has actual knowledge, and (ii) promptly after the occurrence thereof, of any Event of Default or Early Amortization Event of which a Responsible Officer of the Indenture Trustee has actual knowledge.

          (e) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this clause (e) does not limit the effect of clauses (b), (c) or (d) of this Section;


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

               (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Indenture;

               (iv) the Indenture Trustee shall not be charged with knowledge of an Event of Default, Early Amortization Event or Servicer Default unless a Responsible Officer of the Indenture Trustee obtains actual knowledge of such event or the Indenture Trustee receives written notice of such event from the Issuer or Note Owners beneficially owning Notes of the affected Series or all Series, as applicable, aggregating not less than ten percent (10%) of the Outstanding Principal Balance of the Notes of the affected Series or all Series, as applicable; and

               (v) the Indenture Trustee shall have no duty to monitor the performance of the Issuer or its agents, nor shall it have any liability in connection with malfeasance or nonfeasance by the Issuer. The Indenture Trustee shall have no liability in connection with compliance of the Issuer or its agents with statutory or regulatory requirements related to the Transferred Receivables. The Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to the Transferred Receivables or the validity or sufficiency of any grant of a security interest in the Receivables to the Indenture Trustee.

          (f) The Indenture Trustee shall not be liable for interest on any amounts received by it, except as the Indenture Trustee may agree in writing with the Issuer.

          (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it reasonably believes that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.

          (h) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to this
     Section 6.1 and the TIA.

          (i) The Indenture Trustee:

               (i) shall at all times be a "participant" (as such term is defined in the Federal Book-Entry Regulations) in the Federal Reserve System;

               (ii) shall, to the extent that any of the Trust Accounts is a Securities Account, comply with all of the obligations of a Securities Intermediary under Article 8 of the UCC with respect thereto;


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

               (iii) agrees that each item of property including cash received by it for deposit in or credit to a Trust Account, and each investment made by it pursuant to Section 8.5 shall constitute and be treated by it as a Financial Asset; and

               (iv) shall not, except with respect to the Indenture Trustee as provided herein, consent to or permit anyone to have "control" (as such term is defined in Section 8-106 of Article 8 of the UCC and
          Section 9-401 of Article 9 of the UCC) of any of the Trust Accounts.

     SECTION 6.2. Rights of the Indenture Trustee.

          (a) Subject to the provisions of Section 6.1:

               (i) the Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, debenture, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) any request or direction or action of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order;

               (iii) whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

               (iv) the Indenture Trustee may consult with counsel as to legal matters and the advice or opinion of any such counsel selected by the Indenture Trustee with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (v) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, if: (A) the Indenture Trustee is advised by counsel that the action it is directed to take is in conflict with applicable laws or the Indenture, (B) the Indenture Trustee determines in good faith that the requested actions would be illegal or involve the Indenture Trustee in personal liability or be unjustly prejudicial to Noteholders not making the request or direction or (C) the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request;

               (vi) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument,


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          opinion, report, notice, request, direction, consent, order, note, debenture, other evidence of indebtedness, or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

               (vii) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Indenture Trustee shall be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed by it hereunder;

               (viii) the Indenture Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

               (ix) the Indenture Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Issuer;

               (x) the permissive rights of the Indenture Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Indenture Trustee shall not be answerable for other than its gross negligence or willful default;

               (xi) the rights and protections afforded to the Indenture Trustee pursuant to this Article VI shall also be afforded to the Paying Agent, the Authenticating Agent and the Note Registrar; and

               (xii) the Indenture Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between the Issuer and any Person with respect thereto, or the perfection of any security interest created in any of the Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default.

          (b) The recitals contained in the Agreement and in the Notes, except the Indenture Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of the Agreement or the Notes, except to the extent provided by the Indenture Trustee's certificate of authentication on the Notes. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the proceeds of the Notes.

     SECTION 6.3. Individual Rights of the Indenture Trustee. Subject to compliance with subsection (a)(4)(i) of Rule 3a-7 of the Investment Company Act:
(a) the Indenture Trustee shall not, in its individual capacity, but may in a fiduciary capacity, become the owner of Notes or otherwise extend credit to the Issuer; and (b) the Indenture Trustee may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Indenture Trustee.


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Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections
6.11 and 6.13.

     SECTION 6.4. Funds Held in Trust. Funds and investments and other property held by the Indenture Trustee or Paying Agent shall be held in trust in one or more Trust Accounts hereunder, but need not be segregated from other funds except to the extent required by law.

     SECTION 6.5. Notice of Early Amortization Events or Events or Defaults. If any Early Amortization Event or Event of Default occurs and is continuing and is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to the Rating Agencies and to the affected Noteholders or all Noteholders, as applicable, notice of such Early Amortization Event or Event of Default within thirty (30) days after it occurs or within ten (10) Business Days after it receives notice or obtains actual notice, if later. Except in the case of an Early Amortization Event or an Event of Default relating to the failure to pay principal or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     SECTION 6.6. Reports by Indenture Trustee to the Noteholders. The Issuer shall deliver, or cause the Master Servicer to deliver, to each Noteholder such information as may be required to enable such Noteholder to prepare its Federal, State and other income tax returns. To the extent required in the Indenture Supplement for any Series, on or before the date prescribed by applicable law, the Indenture Trustee shall mail to each Noteholder of a Note in such Series a brief report as of such date that complies with TIA Section 313(a) (if required by said section).

     SECTION 6.7. Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services hereunder as the Issuer and the Indenture Trustee may agree in writing (which compensation shall not be limited by any law on compensation of a trustee of an express trust). The Issuer shall reimburse the Indenture Trustee upon its request, for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by them to the extent related to or arising out of the administration of this Indenture and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 6.7) and defending itself against or investigating any claims (whether asserted by the Issuer, any Noteholder or any other Person). The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Indenture Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.


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

     The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in
Section 5.2(c) or Section 5.2(d), the expenses are intended to constitute expenses of administration under any Debtor Relief Law.

     SECTION 6.8. Resignation and Removal; Appointment of Successor. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by giving thirty (30) days written notice to the Issuer. The Noteholders of not less than sixty-six and two-thirds percent (66 2/3%) of the Outstanding Principal Balance of the Notes for all Series may remove the Indenture Trustee by so notifying the Indenture Trustee in writing and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

               (i) the Indenture Trustee fails to comply with Section 6.11;

               (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

               (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

               (iv) the Indenture Trustee otherwise becomes incapable of acting.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as the Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Noteholders of not less than a majority of the Outstanding Principal Balance of the Notes for all Series may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.7 shall continue for the benefit of the retiring Indenture


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Trustee. The retiring Indenture Trustee shall have no liability for any act or omission by any successor Indenture Trustee.

     SECTION 6.9. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Indenture Trustee. The Indenture Trustee shall provide the Issuer and S&P prior written notice of any such transaction; provided, that such Person shall be otherwise qualified and eligible under Section 6.11.

     In case at the time such successor(s) by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates of authentication shall have the full force and effect to the same extent given to the certificate of authentication of the Indenture Trustee anywhere in the Notes or in this Indenture.

     SECTION 6.10. Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Person(s) to act as co-trustee(s), or separate trustee(s) for the benefit of the Noteholders, and to vest in such Person(s), in such capacity, all rights hereunder with respect to the Collateral, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act(s) are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act(s), in which event such rights, powers, duties and obligations (including the holding of rights with respect to the Collateral or any portion thereof in any


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

          such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Indenture Trustee may at any time accept the resignation of or remove, in its sole discretion, any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

          (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The Indenture Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Collateral may be located.

     SECTION 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a), Section 26(a)(1) of the Investment Company Act and subsection (a)(4)(i) of Rule 3a-7 of the Investment Company Act. There shall at all times be an Indenture Trustee hereunder which shall (a) be a bank organized and doing business under the laws of the United States of America, any State or the District of Columbia, authorized under such laws to exercise corporate trust powers; (b) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition; (c) be subject to supervision or examination by federal or state authority; and (d) at the time of appointment, shall have a long term senior, unsecured debt rating of "Baa3" or better by Moody's, if rated by Moody's, or "BBB" or better by S&P, (or, if not rated by Moody's or S&P, a comparable rating acceptable to the Rating Agencies by another statistical rating agency). The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA
Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture(s) under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.


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

     If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

     This Indenture shall always have a trustee who satisfies the requirements of Section 310(a)(1) of the TIA. The Indenture Trustee is subject to the provisions of Section 310(b) of the TIA regarding disqualification of a trustee upon acquiring any conflicting interest.

     If a default occurs under this Indenture or any Indenture Supplement, and the Indenture Trustee is deemed to have a conflicting interest as a result of acting as trustee for more than one Series or Class of Notes, a successor Indenture Trustee shall be appointed for one or more of such Classes or Series, so that the Indenture Trustee for any one of the affected Classes or Series is different from the Indenture Trustees for the other affected Classes or Series. No such event shall alter the voting rights of the Noteholders of such Classes or Series under this Indenture, any Indenture Supplement or any other Related Document. However, so long as any amounts remain unpaid with respect to any Class of Notes, only the Indenture Trustee for the Noteholders of such Class will have the right to exercise remedies under this Indenture or the applicable Indenture Supplement (but subject to the express provisions of Section 5.3 and to the right of the Noteholders of any subordinate Class within the same Series to receive their share of any proceeds of enforcement). Upon repayment of the Class of Notes with the higher payment priority in full, all rights to exercise remedies under this Indenture will transfer to the Indenture Trustee for the next subordinate Class of Notes within the same Series.

     In the case of the appointment hereunder of a successor Indenture Trustee with respect to any Series or Class of Notes, the Issuer, the retiring Indenture Trustee and the successor Indenture Trustee with respect to such Series or Class of Notes shall execute and deliver an indenture supplemental hereto wherein the successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of the Series or Class to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Series or Classes of Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of each Series or Class as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the retiring Indenture Trustee, and (iii) shall add to or change any of the provisions of this Indenture and the applicable Indenture Supplement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustee's co-trustees of the same trust and that each such Indenture Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Indenture Trustee shall become effective to the extent provided therein.


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

     SECTION 6.12. Acceptance by Indenture Trustee. The Indenture Trustee hereby acknowledges the grant of a Lien on the Collateral and the receipt of a Lien on the assets constituting the Collateral granted by the Issuer hereunder and declares that the Indenture Trustee, through a custodian, will hold such Lien on the Collateral in trust, for the use and benefit of all Noteholders subject to the terms and provisions hereof.

     SECTION 6.13. Preferential Collection of Claims Against the Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     SECTION 6.14. Reports by Indenture Trustee to Noteholders. To the extent required by the TIA, on or before the date prescribed by applicable law, the Indenture Trustee shall mail to the Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a), if such a report is required pursuant to TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b). The Indenture Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each such report required under TIA Section 313 shall, at the time of such transmission to Noteholders be filed with the Commission and with each stock exchange or other market system on which the Notes are listed. The Issuer shall notify the Indenture Trustee in writing if the Notes become listed on any stock exchange or market trading system.

     SECTION 6.15. Representations and Warranties. The Indenture Trustee hereby represents that:

          (a) the Indenture Trustee is duly organized and validly existing as a bank in good standing under the laws of the State of Delaware with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

          (b) the Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

          (c) each of this Indenture and the other Related Documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms;

          (d) the consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the articles of organization or bylaws of the Indenture Trustee or any material agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and


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

          (e) there are no proceedings or investigations pending or to the best of the Indenture Trustee's knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (i) asserting the invalidity of this Indenture, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

     SECTION 6.16. The Paying Agent. The Issuer hereby appoints Deutsche Bank Trust Company Americas as the initial Paying Agent. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from any Trust Account pursuant to Section 4.2 and the applicable Indenture Supplement shall be made on behalf of the Issuer by the Paying Agent.

     The Paying Agent hereby agrees that subject to the provisions of this Section, it shall:

               (i) hold any sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

               (ii) give the Indenture Trustee prompt notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

               (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee any sums so held in trust by such Paying Agent;

               (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee any sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent; and

               (v) comply with all requirements of the Code and any applicable State law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     The Issuer shall at any time when necessary or required, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to all the Notes or for any other purpose, by Issuer Order, cause any Paying Agent other than the Indenture Trustee to pay to the Indenture Trustee any sums held in trust by such Paying Agent with respect to the Notes, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent and, in the case of satisfaction and discharge of the Indenture, applied according to Section 4.1; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such sums.


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     Subject to applicable laws with respect to escheat of funds, any amounts held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the related Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust funds shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such funds remain unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such funds then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in amounts due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

     Each Paying Agent (other than the initial Paying Agent) shall be appointed by Issuer Order with written notice thereof to the Indenture Trustee. Any Paying Agent appointed by the Issuer shall be a Person who would be eligible to be Indenture Trustee hereunder as provided in Section 6.11 (except that a Paying Agent need not satisfy the requirements of subsection (a)(4)(i) of Rule 3a-7 of the Investment Company Act). The Issuer shall not appoint any Paying Agent (other than the Indenture Trustee) which is not, at the time of such appointment, a depository institution or trust company, including the Indenture Trustee, that (a) is incorporated under the laws of the United States of America or any State, (b) is subject to supervision and examination by federal or state banking authorities, and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated at least "A-1" by S&P or "P-1" by Moody's (or its equivalent).

                                   ARTICLE VII
                          NOTEHOLDERS LISTS AND REPORTS

     SECTION 7.1. The Issuer to Furnish the Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) upon each transfer of a Note, a list, in such form as the Indenture Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the as of such Record Date, and (b) at such other times, as the Indenture Trustee may request in writing, within ten (10) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

     SECTION 7.2. Preservation of Information; Communications to Noteholders.


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          (a) The Indenture Trustee shall preserve, at all times, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

          (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

          (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     SECTION 7.3. Reports by the Issuer.

          (a) The Issuer shall:

               (i) file with the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act;

               (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (iii) supply to the Indenture Trustee (and the Indenture Trustee or its agent shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and
          (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

          (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year. The Issuer shall notify the Indenture Trustee in writing of any change in its fiscal year.

          (c) Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of the covenants hereunder.

     SECTION 7.4. List of Noteholders.


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     Noteholders of not less than ten percent (10%) of the Outstanding Principal
Balance of any Series of Notes may obtain access to the list of Noteholders the Indenture Trustee maintains for the purpose of communicating with the other Noteholders. The Indenture Trustee may elect not to allow the requesting Noteholders access to the list of Noteholders if the Indenture Trustee agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of record.

                                  ARTICLE VIII
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

     SECTION 8.1. Collection of Amounts Due. Except as otherwise expressly provided herein and in the related Indenture Supplement, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all sums and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such amounts received by it as provided in this Indenture.

     SECTION 8.2. Trust Accounts.

          (a) On or prior to the Closing Date for the first Series (in respect of clauses (i) and (ii) below) or the Closing Date for the applicable Series (in respect to clause (iii) below), the Issuer covenants to have established and shall thereafter maintain the following accounts (the "Trust Accounts"), which accounts shall be Eligible Deposit Accounts:

               (i) Collection Account;

               (ii) Excess Funding Account; and

               (iii) a Series Account for the applicable Series of Notes.

          (b) If any Trust Account is a Securities Account, such Trust Account shall be maintained in accordance with the Custody and Control Agreement.

          (c) If any Trust Account is a deposit account: (i) If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Issuer shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which, if any Notes are Outstanding, each Rating Agency may consent to such longer period) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments held in the no longer Eligible Deposit Account to such new Trust Account.

               (ii) With respect to the Trust Account Property, the Issuer and Indenture Trustee agree, as security for the Issuer's obligations under this Indenture, that:

               (A) any Trust Account Property that constitutes, or is held through or in, a deposit account shall be, or shall be held through or in, an Eligible Deposit


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          Account continuously identified in the deposit bank's books and records as subject to a security interest of the Indenture Trustee and, except as may be expressly provided herein to the contrary, in order to perfect the security interest of the Indenture Trustee in accordance with Section 9-104 of the UCC, the Indenture Trustee shall have the power to direct disposition of the funds in such deposit account without further consent by the Issuer; provided, however, that prior to delivery by the Indenture Trustee to the Issuer of notice otherwise, the Issuer shall direct the disposition of the funds in such deposit account in accordance with the terms of the Related Documents; provided, further that the Indenture Trustee agrees that it will not deliver such notice or exercise its power to direct disposition of the funds in such deposit account unless an Event of Default has occurred and is continuing; and

               (B) any Trust Account Property that constitutes a Permitted Investment or a similar investment shall be held by the Custodian in accordance with the Custody and Control Agreement and shall be subject to the Indenture Trustee's security interest in such Trust Account Property.

          (d) Funds on deposit in the Excess Funding Account shall be withdrawn and paid to the Transferor on any day to the extent that the Free Equity Amount exceeds the Minimum Free Equity Amount. On any Transfer Date on which one or more Series is in an Amortization Period, the Issuer shall determine the aggregate amounts of Principal Shortfalls, if any, with respect to each such Series that is a Principal Sharing Series (after giving effect to the allocation and payment provisions in the related Indenture Supplement, including the application of Shared Principal Collections, with respect to each such Series), and Issuer shall instruct the Indenture Trustee to withdraw such amount from the Excess Funding Account (up to the lesser of (x) the amount on deposit in the Excess Funding Account after application of the preceding sentence on that day and
     (y) the amount, if any, by which the Free Equity Amount would be less than zero if there were no funds on deposit in the Excess Funding Account on that day) on such Transfer Date and allocate such amount among each such Series as specified in the related Indenture Supplement.

     SECTION 8.3. Rights of Noteholders. The Collateral shall secure the rights of the Noteholders of each Series to receive the portion of Collections allocable to the Noteholders of such Series pursuant to this Indenture and the related Indenture Supplement, funds and other property credited to the Collection Account (or any subaccount thereof) allocable to the Noteholders of such Series pursuant to this Indenture and such Indenture Supplement, funds and other property credited to any related Series Account and funds available pursuant to any related Series Enhancement, it being understood that, except as specifically set forth in the Indenture Supplement with respect thereto, the Notes of any Series or Class shall not be secured by any interest in any Series Account or Series Enhancement pledged for the benefit of any other Series or Class that is Outstanding.

     SECTION 8.4. Collections and Allocations.


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          (a) Issuer shall apply all funds on deposit in the Collection Account as described in this Article VIII and in each Indenture Supplement. Except as otherwise provided below and in each Indenture Supplement, Issuer shall deposit, or cause to be deposited, Collections into the Collection Account no later than the second Business Day following the Date of Processing of such Collections.

          Subject to the express terms of any Indenture Supplement, but notwithstanding anything else in this Indenture to the contrary, if (x) for so long as the Master Servicer maintains a short term debt rating of A-1 or better by S&P, P-1 or better by Moody's (if rated by Moody's) and F1 or better by Fitch (if rated by Fitch), (y) with respect to Collections allocable to any Series, any other conditions specified in the related Indenture Supplement are satisfied or (z) the Master Servicer has provided to the Indenture Trustee a letter of credit, surety bond or other similar arrangement covering collection risk of Servicer and in each case acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that the Rating Agency Condition has been satisfied), if any, Issuer need not make the daily deposits of Collections into the Collection Account as provided in the preceding paragraph, but may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the related Business Day immediately preceding the Payment Date.

          (b) On each Determination Date, after giving effect to allocations in respect of Dealer Overconcentrations, Manufacturer Overconcentrations and Product Line Overconcentrations pursuant to clauses (d) through (f) below, Principal Collections and Non-Principal Collections shall be allocated to each Series of Notes in accordance with the related Indenture Supplement. On each Determination Date after giving effect to allocations in respect of Dealer Overconcentrations, Manufacturer Overconcentrations and Product Line Overconcentrations pursuant to clauses (d) through (f) below, the Default Amount will be allocated to each Series of Notes in accordance with the related Indenture Supplement.

          (c) Throughout the existence of the Issuer, unless otherwise stated in any Indenture Supplement, on each Determination Date, after giving effect to allocations in respect of Dealer Overconcentrations, Manufacturer Overconcentrations and Product Line Overconcentrations pursuant to clauses
     (d) through (f) below, the Issuer shall allocate to the Transferor an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of Principal Collections and Non-Principal Collections, respectively, on that Determination Date; provided, that, if the Free Equity Amount (determined after giving effect to any transfer of Principal Receivables to the Issuer on such date), is less than or equal to the Minimum Free Equity Amount, Issuer shall deposit in the Excess Funding Account an amount equal to the lesser of (i) the amounts that otherwise would be allocated to the Transferor and (ii) the amount by which the Minimum Free Equity Amount exceeds the Free Equity Amount. Unless otherwise stated in any Indenture Supplement, neither the Master Servicer nor Transferor need deposit any amounts allocated to Transferor pursuant to the foregoing into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to Transferor.


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     The payments to be made to Transferor pursuant to this Section 8.4(c) do not include amounts that do not represent Collections, including proceeds from the sale, disposition or liquidation of Transferred Receivables pursuant to
Section 5.3 or payment of the purchase price for the Notes of a specific Series pursuant to the related Indenture Supplement.

          (d) On each Determination Date, the Issuer shall determine whether a Dealer Overconcentration exists with respect to any Dealer that is not a Manufacturer, and, if any Dealer Overconcentration does exist, shall calculate the Dealer Overconcentration Percentage for each Overconcentrated Dealer. For so long as a Dealer Overconcentration exists, the Dealer Overconcentration Percentage of (i) all Principal Collections relating to each Overconcentrated Dealer, (ii) all Non-Principal Collections relating to each Overconcentrated Dealer and (iii) the portion of the Default Amount relating to each Overconcentrated Dealer with respect to each Monthly Period shall each be allocated to the Transferor on each Determination Date.

          (e) On each Determination Date, after giving effect to paragraph (d) above, the Issuer shall determine whether a Manufacturer Overconcentration exists with respect to any Manufacturer, and, if any Manufacturer Overconcentration does exist, shall calculate the Manufacturer Overconcentration Percentage for each Overconcentrated Manufacturer. For so long as a Manufacturer Overconcentration exists, the Manufacturer Overconcentration Percentage of (i) all Principal Collections relating to each Overconcentrated Manufacturer, (ii) all Non-Principal Collections relating to each Overconcentrated Manufacturer and (iii) the portion of the Default Amount relating to each Overconcentrated Manufacturer with respect to each Monthly Period shall each be allocated to the Transferor on each Determination Date.

          (f) On each Determination Date, after giving effect to paragraphs (d) and (e) above, the Issuer shall determine whether a Product Line Overconcentration exists with respect to any Product line, and, if any Product Line Overconcentration does exist, shall calculate the Product Line Overconcentration Percentage for each Overconcentrated Product Line. For so long as a Product Line Overconcentration exists, the Product Line Overconcentration Percentage of (i) all Principal Collections relating to each Overconcentrated Product Line, (ii) all Non-Principal Collections relating to each Overconcentrated Product Line and (iii) the portion of the Default Amount relating to each Overconcentrated Product Line with respect to each Monthly Period shall each be allocated to the Transferor on each Determination Date.

     SECTION 8.5. Shared Principal Collections. On each Transfer Date, (a) Issuer shall allocate Shared Principal Collections not previously so applied or paid to each applicable Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) Issuer shall withdraw from the Collection Account and pay to Transferor any amounts representing Shared Principal Collections remaining after the allocations and applications referred to in clause (a); provided, that, if, on any day the Free Equity Amount (determined after giving effect to any transfer of Principal Receivables to the Issuer on such day), is less than or equal to the Minimum Free Equity Amount, Issuer shall not distribute to Transferor any Shared Principal Collections that otherwise would be distributed to Transferor,


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but shall deposit such funds in the Excess Funding Account to the extent required so that the Free Equity Amount equals the Minimum Free Equity Amount.

     SECTION 8.6. Excess Non-Principal Collections. On each Transfer Date, (a) for each Group, Issuer shall allocate the aggregate amount for all outstanding Series in such Group of the amounts which the related Indenture Supplements specify are to be treated as "Excess Non-Principal Collections" for such Transfer Date to each Series in such Group, pro rata, in proportion to the Non-Principal Shortfalls, if any, with respect to each such Series, and (b) Issuer shall on the related Payment Date withdraw (or shall instruct the Indenture Trustee in writing to withdraw) from the Collection Account and pay to Transferor an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series in a Group of the amounts which the related Indenture Supplements specify are to be treated as "Excess Non-Principal Collections" for such Payment Date over (y) the aggregate amount for all outstanding Series in such Group which the related Indenture Supplements specify are "Non-Principal Shortfalls", for such Payment Date.

     SECTION 8.7. Release of Collateral.

          (a) Subject to the payment of its fees and expenses pursuant to
     Section 6.7, the Indenture Trustee may, and when required by this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

          (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding, release and transfer, without recourse, all of the Collateral that secured the Notes (other than any cash held for the payment of the Notes pursuant to Section 4.2). The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 8.7(b) only upon receipt of an Issuer Request requesting such release accompanied by an Officer's Certificate and an Opinion of Counsel and (if required by the TIA and the applicable Indenture Supplement) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 10.1.

     SECTION 8.8. Opinion of Counsel. The Indenture Trustee shall receive at least five (5) days' notice when requested by the Issuer to take any action pursuant to Section 8.7(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.


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                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

     SECTION 9.1. Supplemental Indentures Without Consent of Noteholders.

          (a) Without the consent of the Noteholders, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto or to any Indenture Supplement (which shall conform to the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

               (i) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to Grant unto the Indenture Trustee a Lien on any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;

               (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes;

               (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer; provided such surrender would not (as evidenced by an Officer's Certificate of the Issuer) have a material adverse effect on the Noteholders;

               (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee for the benefit of the Noteholders;

               (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not (as evidenced by an Officer's Certificate of the Issuer) materially and adversely affect the interests of the Noteholders;

               (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor or additional trustee with respect to the Notes or any class thereof and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

               (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA; or


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

               (viii) to provide for the issuance of one or more new Series of Notes, in accordance with the provisions of Section 2.8.

          The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

          (b) The Issuer and the Indenture Trustee may when authorized by an Issuer Request, also without the consent of any Noteholders of any Series then Outstanding, enter into an indenture or indentures supplemental hereto or to any Indenture Supplement for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or to any Indenture Supplement or modifying in any manner the rights of the Noteholders under this Indenture or under any Indenture Supplement; provided, however, that the Issuer shall have delivered to the Indenture Trustee (i) an Officer's Certificate, dated the date of any such action, stating that all requirements therefor contained in this Section 9.1(b) have been met, and that the Issuer reasonably believes that such action will not result in an Adverse Effect and (ii) a Tax Opinion. Additionally, notwithstanding the preceding sentence, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, without the consent of any Noteholders of any Series then Outstanding, enter into an indenture or indentures supplemental hereto to add, modify or eliminate such provisions as may be necessary or advisable to avoid the imposition of state or local income or franchise taxes imposed on the Issuer's property or its income; provided, however, that (i) the Issuer delivers to the Indenture Trustee and the Issuer an Officer's Certificate to the effect that the proposed action (i) meets the requirements set forth in this
     Section 9.1(b) and (ii) does not adversely affect the rights, duties, protections, indemnities, immunities or obligations of the Indenture Trustee or the Issuer hereunder. The amendments which the Issuer may make without the consent of Noteholders pursuant to this Section 9.1(b) may include the addition of Transferred Receivables.

          (c) The Issuer shall notify the Rating Agencies as to any amendment pursuant to this Section 9.1.

     SECTION 9.2. Supplemental Indentures With Consent of Noteholders. If
Section 9.1 is not applicable, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, with prior written notice to the Rating Agencies, and with the consent of the Noteholders of at least sixty-six and two-thirds percent (66 2/3%) of the Outstanding Principal Balance of the Notes of each adversely affected Series, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto or to any Indenture Supplement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture and the Indenture Supplement related to such affected Series or of modifying in any manner the rights of such Noteholders under this Indenture and such Indenture Supplement; provided, however, that no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby:


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

          (a) change the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate specified thereon or the Redemption Price with respect thereto or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable;

          (b) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

          (c) reduce the percentage of the Outstanding Principal Balance of Notes of any Series the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (d) reduce the percentage of the Outstanding Principal Balance of Notes of any Series, the consent of the Noteholders of which is required to direct the Indenture Trustee to direct the Issuer to sell the Collateral or any portion thereof if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the Outstanding Notes of such Series;

          (e) decrease the percentage of the Outstanding Principal Balance of Notes required to amend the sections of this Indenture which specify the applicable percentage of the Outstanding Principal Balance of Notes of any Series necessary to amend the Indenture or any Related Documents which require such consent;

          (f) modify or alter the provisions of this Indenture prohibiting the voting of Notes held by the Issuer, any other obligor on the Notes, a Transferor or any affiliate thereof; or

          (g) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Collateral for any Notes or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any such Collateral at any time subject hereto or deprive the Noteholders of the security provided by the Lien of this Indenture.

     The Indenture Trustee may in its discretion determine for purposes of this
Section 9.2 whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Noteholders, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

     Satisfaction of the Rating Agency Condition shall not be required with respect to the execution of any supplemental indenture pursuant to this Section for which the consent of all of the affected Noteholders is required; provided that prior notice of any such supplemental indenture shall be given to each Rating Agency.


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

     It shall not be necessary for any Act of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Indenture or in any other Related Document) and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may provide.

     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 9.3. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and, subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, in addition to the documents required by Section 10.1, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     SECTION 9.4. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and such supplemental indenture shall form a part of the terms and conditions of this Indenture for any and all purposes and every Noteholder, theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. This Section does not apply to Indenture Supplements.

     SECTION 9.5. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

     SECTION 9.6. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.


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                                    ARTICLE X
                                  MISCELLANEOUS

     SECTION 10.1. Compliance Certificates and Opinions, etc.

          (a) Upon any written application or request (or oral application with prompt written or facsimiled confirmation) by the Issuer to the Indenture Trustee to take any action under this Indenture, other than any request that (i) the Indenture Trustee authenticate the Notes specified in such request, or (ii) the Indenture Trustee pay amounts due and payable to the Issuer hereunder to the Issuer's assignee specified in such request, the Issuer shall furnish to the Indenture Trustee: (A) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (B) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (C) if required by the TIA and the applicable Indenture Supplement, an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by this Indenture, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such signatory, such signatory has made (or has caused to be made) such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

          (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in
     Section 10.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of such Collateral or other property or securities to be so deposited.

               (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate described in clause (i), the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters if the fair value to the Issuer of such Collateral or other property or securities to be so


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

          deposited and of all other Collateral or other property or securities released from the Lien of this Indenture since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates required by clause (i) and this clause (ii), equals ten percent (10%) or more of the Outstanding Principal Balance of the Notes, but such certificate need not be furnished with respect to any Collateral or other property or securities so deposited if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than twenty-five thousand dollars ($25,000) or less than one percent of the then Outstanding Principal Balance of the Notes.

               (iii) Other than with respect to the release of any Defaulted Receivables and Receivables in Removed Accounts, whenever any property or investment property is to be released from the Lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

               (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate described in clause (iii), the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters if the fair value to the Issuer of the Collateral or other property or securities and of all other such Collateral or other property, other than Defaulted Receivables and Transferred Receivables in Removed Accounts, or securities released from the Lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) and this clause (iv), equals ten percent (10%) or more of the Outstanding Principal Balance of the Notes, but such certificate need not be furnished in the case of any release of Collateral or other property or securities if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than twenty-five thousand dollars ($25,000) or less than one percent of the then Outstanding Principal Balance of the Notes.

               (v) Notwithstanding any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Transferred Receivables as and to the extent permitted or required by the Related Documents and (B) make cash payments out of the Series Accounts as and to the extent permitted or required by the Related Documents.

     SECTION 10.2. Form of Documents Delivered to the Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to the matters upon which his certificate or opinion is based is/are erroneous. Any certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of any Originator, the Master Servicer, the Transferor and/or the Issuer, stating that the information with respect to such factual matters is in the possession of any Originator, the Master Servicer, the Transferor and/or the Issuer, as applicable, unless such Authorized Officer or the applicable counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters is/are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion.

     Where any Person is required or permitted to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application, certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     SECTION 10.3. Acts of Noteholders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instrument(s) of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument(s) are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument(s) (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument(s). Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section. At any time the Notes of any Class are maintained on Book-Entry Notes, any reference in this Indenture to an Act of Noteholders or a Noteholder or Noteholders representing a specified portion of the Outstanding Principal Balance of the Notes or such Class of Notes shall be deemed to refer to an Act of Note Owners or a Note Owner or Note Owners holding such specified portion of the Outstanding Principal Balance of the Notes or Class, as the case may be.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

          (c) The ownership of Notes shall be proved by the Note Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or Act by the Noteholder shall bind every Noteholder issued upon the registration of the related Note, in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

          (e) By accepting the Notes issued pursuant to this Indenture, each Noteholder irrevocably appoints the Indenture Trustee hereunder as the special attorney-in-fact for such Noteholder vested with full power on behalf of such Noteholder to effect and enforce the rights of such Noteholder and the revisions pursuant hereto for the benefit of such Noteholder; provided, that nothing contained in this Section shall be deemed to confer upon the Indenture Trustee any duty or power to vote on behalf of the Noteholders with respect to any matter on which the Noteholders have a right to vote pursuant to the terms of this Indenture.

     SECTION 10.4. Notices, etc., to the Indenture Trustee, the Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders, or other documents provided or permitted by this Indenture, shall be in writing and, if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

          (a) the Indenture Trustee by any Noteholder or by the Issuer, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office with a copy to Deutsche Bank Trust Company Americas, or

          (b) the Issuer by the Indenture Trustee or by any Noteholder, shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: GE Dealer Floorplan Master Note Trust, in care of General Electric Capital Corporation, 44 Old Ridgebury Road, Danbury, CT, 06810, Attention: Manager, Securitizations, or at any other address furnished in writing to the Indenture Trustee by


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

     the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

     Notices, if any, required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to their respective addresses set forth in the applicable Indenture Supplement.

     SECTION 10.5. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event or the mailing of any report to Noteholders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid or certified mail return receipt requested, or sent by private courier or confirmed telecopy to each Noteholder affected by such event or to whom such report is required to be mailed, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where notice or report to Noteholders is given by mail, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to mail or send notice to Noteholders, in accordance with this Section, of any event or any report to Noteholders when such notice or report is required to be delivered pursuant to any provision of this Indenture, then such notification or delivery as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

     SECTION 10.6. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer will, upon reasonable request of any Noteholder, enter into any agreement with such Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture or the Notes for such payments or notices, unless such agreement or the effects thereof could cause economic or administrative burden on the Issuer or is unlawful; provided, however, that any such agreement that imposes any duties or obligations on the Indenture Trustee (including in its capacity as Paying Agent) shall be subject to the prior written consent of the Indenture Trustee. The Issuer will furnish to


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

the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

     SECTION 10.7. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents of the Indenture Trustee, whether so expressed or not.

     SECTION 10.8. Severability. Any provision of this Indenture or the Notes that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of the Notes, as applicable, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.9. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders, any other party secured hereunder and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture. Notwithstanding the foregoing or anything else to the contrary in this Indenture, each of the Transferor and the Master Servicer is hereby authorized to make any filings, reports, notices, applications and registrations with, and seek consents and authorizations from, the Commission and any State securities authority on behalf of the Issuer as may be necessary or advisable to comply with any federal or state securities laws or reporting requirements.

     SECTION 10.10. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue with respect to such payment for the period from and after any such nominal date.

     SECTION 10.11. Governing Law.

          (a) THIS INDENTURE AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. TO THE EXTENT PROVIDED IN ANY APPLICABLE INDENTURE SUPPLEMENT, THIS INDENTURE IS SUBJECT TO THE TRUST INDENTURE ACT AND SHALL BE GOVERNED THEREBY AND CONSTRUED IN ACCORDANCE THEREWITH.


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

          (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS INDENTURE OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS INDENTURE; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS INDENTURE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR


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

     INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 10.12. Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Executed counterparts may be delivered electronically.

     SECTION 10.13. The Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or
(iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     SECTION 10.14. Communication by Noteholders with Other Noteholders. Subject to Section 7.2(b), Noteholders may communicate, pursuant to TIA Section 312(b), with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuer, the Indenture Trustee, the Note Registrar and all other parties shall have the protection of TIA Section 312(c).

     SECTION 10.15. Agents of the Issuer. The Indenture Trustee hereby acknowledges that it has been advised that any agent of the Issuer may act on behalf of the Issuer hereunder for purposes of all consents, amendments, waivers and other actions permitted or required to be taken, delivered or performed by the Issuer, and the Indenture Trustee agrees that any such action taken by an agent on behalf of the Issuer shall satisfy the Issuer's obligations hereunder.

     SECTION 10.16. Survival of Representations and Warranties. The representations, warranties and certifications of the Issuer made in this Indenture or in any certificate or other writing delivered by the Issuer pursuant hereto shall survive the authentication and delivery of the Notes hereunder.

     SECTION 10.17. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by the TIA, such required provision shall control.

     The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     SECTION 10.18. Subordination. The Issuer and each Noteholder by accepting a Note acknowledge and agree that such Note represents indebtedness of the Issuer and does not represent an interest in any assets (other than the Trust Estate) of Transferor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust Estate and proceeds thereof). In furtherance of and not in derogation of the foregoing, to the extent Transferor enters into other financial transactions, the Issuer as well as each Noteholder by accepting a Note acknowledge and agree that it shall have no right, title or interest in or to any assets (or interest therein) (other than Trust Estate) conveyed or purported to be conveyed by Transferor to another trust or other Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a lien) ("Other Assets"). To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this subsection, the Issuer or any Noteholder either (i) asserts an interest or claim to, or benefit from, Other Assets, whether asserted against or through Transferor or any other Person owned by Transferor, or (ii) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through Transferor or any other Person owned by Transferor, then the Issuer and each Noteholder by accepting a Note further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of Transferor which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including insolvency laws, and whether asserted against Transferor or any other Person owned by Transferor), including, the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each Noteholder further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance.

     SECTION 10.19. Title to Trust Property. In the event that applicable law in any jurisdiction requires title to any part of the Collateral to be vested in the Trustee, the Trustee (solely in its capacity as Trustee) by its signature hereto on behalf of the Issuer, shall be deemed to Grant, and the Trustee (solely in its capacity as Trustee) by its signature hereto on behalf of the Issuer, hereby Grants, to the Indenture Trustee a security interest in all of the Trustee's right, title and interest in, to and under the Collateral. In the event that applicable law in any jurisdiction requires title to any part of the Collateral to be vested in any trustee ("Other Trustee") other than the Trustee, the Issuer shall cause such Other Trustee to Grant to the Indenture Trustee a security interest in such Other Trustee's right, title and interest in, to and under the Collateral.

                               [Signatures Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                        GE DEALER FLOORPLAN MASTER NOTE TRUST

                                        By: THE BANK OF NEW YORK (DELAWARE),
                                            not in its individual capacity,
                                            but solely on behalf of the Issuer


                                        By: /s/ Kristine K. Gullo
                                            ------------------------------------
                                        Name: Kristine K. Gullo
                                        Title: Asst. Vice President

                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity, but
                                        solely as Indenture Trustee


                                        By: /s/ Rosemary Kennard
                                            ------------------------------------
                                        Name: Rosemary Kennard
                                        Title: Assistant Vice President

The undersigned agrees to act as Note Registrar, Paying Agent and Authenticating Agent and to maintain an office as set forth in Section 3.2.

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS


                                        By: /s/ Louis Bodi
                                            ------------------------------------
                                        Name: Louis Bodi
                                        Title: Vice President

                                                                       EXHIBIT A
                                                                    to Indenture

                   FORM OF OFFICER'S CERTIFICATE (SECTION 3.9)

____________, 200_

[____________________________]

     Pursuant to Section 3.9 of the Master Indenture, dated as of August 12, 2004 (the "Indenture"), between GE Dealer Floorplan Master Note Trust (the "Issuer") and Wilmington Trust Company, as Indenture Trustee, the undersigned hereby certifies that:

          (a) a review of the activities of the Issuer during the previous fiscal year and of the Issuer's performance under the Indenture has been made under the supervision of the undersigned; and

          (b) [to the best knowledge of the undersigned, based on such review, the Issuer has complied with all conditions and covenants under the Indenture throughout such year] [if there has been a default in the compliance of any such condition or covenant, this certificate is to specify each such default known to the undersigned and the nature and status thereof].

                                        GE DEALER FLOORPLAN MASTER NOTE TRUST

                                        By: General Electric Capital
                                            Corporation, as Administrator


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   Exhibit A-1

                                                                      SCHEDULE 1
                                                                    to Indenture

            PERFECTION REPRESENTATIONS AND WARRANTIES (SECTION 2.15)

          (a) In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants and covenants to the Indenture Trustee as follows as of the Initial Closing
     Date:

               (i) The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Issuer's rights in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens (other than Permitted Encumbrances (in the case of the Note Trust Certificate, upon the Indenture Trustee obtaining and maintaining possession of the Note Trust Certificate)), and is enforceable as such against creditors of and purchasers from the Issuer.

               (ii) The Transferred Receivables constitute "instruments," "general intangibles", "accounts" or "chattel paper" within the meaning of the UCC. The Note Trust Certificate constitutes a "general intangible", a "payment intangible" or an "instrument" or a "certificated security" within the meaning of the applicable UCC.

               (iii) The Issuer owns and has good and marketable title to the Collateral free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Encumbrances).

               (iv) There are no consents or approvals required by the terms of the Collateral for the pledge of the Issuer's rights in the Collateral to the Indenture Trustee pursuant to the Indenture.

               (v) The Issuer has caused, or will have caused within ten (10) days after the Closing Date or any applicable Addition Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Indenture Trustee under the Indenture in the Collateral.

               (vi) Other than the security interest granted to the Indenture Trustee pursuant to the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral except as contemplated by the Indenture, the Second Tier Agreement or the Servicing Agreement. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral, other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder, or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.


                                  Schedule 1-1

               (vii) Notwithstanding any other provision of the Indenture, the representations and warranties set forth in this Schedule 1 shall be continuing, and remain in full force and effect, until such time as the Notes cease to be Outstanding.

          (b) The Indenture Trustee covenants that it shall not, without the consent of S&P, if S&P is then rating any outstanding Series, waive any representation or warranty, or a breach of any representation or warranty, set forth in this Schedule 1.

          (c) All financing statements filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Collateral contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party."

          (d) The Issuer covenants that, in order to evidence the interests of the Issuer and the Indenture Trustee under this Agreement, the Issuer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph), or cause such action to be taken, as may be necessary or advisable (including such actions as are requested by the Indenture Trustee) to maintain and perfect, as a first priority security interest, the Indenture Trustee's security interest in the Collateral. The Issuer shall, from time to time and within the time limits established by law, prepare and present to the Indenture Trustee for the Indenture Trustee to authorize (based in reliance on the Opinion of Counsel hereinafter provided for in this paragraph) the Issuer to file, all financing statements, amendments, continuations, financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee's security interest in the Collateral as a first priority security interest (each a "Filing"). The Issuer shall present each such Filing to Indenture Trustee together with
     (x) an Opinion of Counsel to the effect that such Filing (i) satisfies all requirements and conditions to such Filing in this Indenture and (ii) satisfies the requirements for a Filing of such type under the UCC in the applicable jurisdiction, and (y) a form of authorization for Indenture Trustee's signature. Upon receipt of such Opinion of Counsel and form of authorization, Indenture Trustee shall promptly authorize in writing the Issuer to, and the Issuer shall, effect such Filing under the UCC. Notwithstanding anything else in this Agreement to the contrary, the Issuer shall not have any authority to effect a Filing without obtaining written authorization from Indenture Trustee in accordance with this paragraph.


                                  Schedule 1-2